UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

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                           Arlington Hospitality, Inc.
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                (Name of Registrant as Specified In Its Charter)


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

                           ARLINGTON HOSPITALITY, INC.
                         2355 S. ARLINGTON HEIGHTS ROAD
                                    SUITE 400
                        ARLINGTON HEIGHTS, ILLINOIS 60005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Arlington Hospitality, Inc. will be held on October 29, 2003, at 9:00 a.m., local time, at our headquarters, 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005, to act upon the following matters:

     1. To elect our directors who will serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     2. To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003.

     3.   To approve our 2003 Non-Employee Director Restricted Stock Plan.

     4.   To approve our 2003 Long-Term Incentive Plan.

     5. To approve a 1-for-100 reverse stock split, immediately followed by a 100-for-1 forward stock split, as a means of reducing our administrative costs and allowing holders of less than 100 of our shares to receive cash for their shares without incurring transaction costs.

     Please refer to the attached proxy statement and proxy, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

     Only holders of record of our common stock at the close of business on September 22, 2003 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     /s/ JERRY H. HERMAN
                                     -------------------------------
                                     Jerry H. Herman, President and Chief
                                     Executive Officer

Arlington Heights, Illinois
September 26, 2003

                                Table of Contents

                                                                        Page
                                                                        ----
INFORMATION ON VOTING AND SOLICITATION OF PROXIES ..............           1
PROPOSAL ONE -- ELECTION OF DIRECTORS ..........................           2
PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
 AUDITORS ......................................................          16
PROPOSAL THREE -- APPROVAL OF 2003 NON-EMPLOYEE DIRECTOR
 RESTRICTED STOCK PLAN .........................................          17
PROPOSAL FOUR -- APPROVAL OF LONG-TERM INCENTIVE PLAN ..........          21
PROPOSAL FIVE -- APPROVAL OF REVERSE/FORWARD SPLIT .............          26
STOCK PRICE PERFORMANCE GRAPH ..................................          33
CERTAIN TRANSACTIONS ...........................................          34
PRINCIPAL STOCKHOLDERS .........................................          35
STOCKHOLDER PROPOSALS ..........................................          37
OTHER MATTERS ..................................................          37
"HOUSEHOLDING" OF PROXY MATERIALS ..............................          37

                                                                       APPENDIX:
                                                                       ---------
AUDIT COMMITTEE CHARTER ........................................         A-1
COMPENSATION COMMITTEE CHARTER .................................         B-1
CORPORATE GOVERNANCE/NOMINATING COMMITTEE CHARTER ..............         C-1
2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN ...............         D-1
2003 LONG-TERM INCENTIVE PLAN ..................................         E-1
SEVENTH CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
 INCORPORATION OF ARLINGTON HOSPITALITY, INC. ..................         F-1
EIGHTH CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
 INCORPORATION OF ARLINGTON HOSPITALITY, INC. ..................         G-1

                           ARLINGTON HOSPITALITY, INC.
                                 PROXY STATEMENT

                INFORMATION ON VOTING AND SOLICITATION OF PROXIES

General Information

     This proxy statement is being sent to you in connection with our Annual Meeting of Stockholders to be held at 9:00 a.m. on October 29, 2003, at our headquarters located at 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005. This proxy statement and accompanying proxy were initially mailed to stockholders on or about September 26, 2003. The proxy statement and our annual report are also available on our website at www.arlingtonhospitality.com.

Record Date/Outstanding Shares

     Only stockholders of record at the close of business on September 22, 2003, are entitled to vote at the meeting or any adjournment thereof. As of that date there were 5,034,579 shares of our common stock outstanding. Our shares are quoted on The Nasdaq National Market under the symbol "HOST." The closing price on September 22, 2003 was $3.50 per share. The record list of our holders of common stock will be available for inspection at our offices by any record holder for any purpose related to the annual meeting for a period of ten days prior to the annual meeting.

Voting

     Each share of our common stock is entitled to one vote on all matters voted upon at the annual meeting. Holders of common stock are not entitled to cumulate their votes. A majority of our outstanding shares, represented in person or by proxy, will constitute a quorum at the meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares voting at the meeting is necessary to approve the proposals to ratify the appointment of our independent auditors, approve our 2003 Director Restricted Stock Plan and approve our 2003 Employee Long-Term Incentive Plan. The proposal to amend our certificate of incorporation to effect a reverse/forward stock split requires the affirmative vote of a majority of our outstanding shares. If any other matters are properly presented at the annual meeting, the persons named on the proxy card will be entitled to vote on these matters for you. As of the date of this proxy statement, we were not aware of any other matters to be raised at the meeting.

     Votes cast by proxy or in person at the annual meeting will be counted by the persons that we appoint to act as inspectors for the meeting. The inspectors will treat properly signed proxies that are marked "abstain" as "abstentions" and properly signed proxies that are held in "street name" by brokers and not voted on one or more of the items as "broker non-votes." Abstentions and broker non-votes will have no effect on the voting on the first four proposals discussed in this proxy statement. With respect to the proposal to amend our certificate of incorporation to effect a reverse/forward stock split, abstentions and broker non-votes will have the effect of a no vote. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

     We have been advised by our officers and directors that they will vote the shares of common stock they own, directly or indirectly, or have authority to vote, in favor of the election of each person nominated for election to our board of directors, and in favor of each of the other four proposals described in this proxy statement. These shares represent approximately 24% of our outstanding common stock.

Revocation of Proxies

     A proxy may be revoked at any time prior to its exercise, by written notice to our Secretary, by signing a later-dated proxy that is received before the annual meeting or by attending the meeting and voting in person.

Solicitation of Proxies

     The enclosed proxy is solicited on behalf of our board of directors. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. We will ask brokers and other fiduciaries that are holders of record of our common stock to forward proxy soliciting material to the beneficial owners. We will pay all expenses associated with the annual meeting, including printing and mailing this proxy statement and proxy and soliciting proxies for use at the meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

General

     At our annual meeting, stockholders will be asked to elect seven individuals to serve as directors until our next annual meeting, or until their successors are elected and qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named on the proxies in favor of the nominees listed below. If a proxy is signed but no directions are specified in the proxy, the proxy will be voted for the election of the nominees listed below. We do not anticipate that any nominee will be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve, the persons named as proxies will be authorized to elect such other persons as they shall determine.

Nominees

     The following table sets forth the names and ages for each person nominated for election to our board of directors:

      Name                                                      Age
      ----                                                      ---
      Steven J. Belmonte .....................................   51
      Salomon J. Dayan .......................................   57
      Kenneth M. Fell ........................................   45
      Jerry H. Herman ........................................   50
      Gerald T. LaFlamme .....................................   64
      Thomas J. Romano .......................................   51
      Andrew E. Shapiro ......................................   42

     Each nominee is also a current director. Messrs. Belmonte, Dayan, Fell, LaFlamme, Romano and Shapiro are considered "independent directors" under the provisions of our by-laws described under the heading "Director Independence" below. Information on the business experience of each of our directors appears below.

     Steven J. Belmonte. Mr. Belmonte has been a director since 2002, and is the chairman of our compensation committee and a member of our audit committee. Mr. Belmonte has been president and chief executive officer of Hospitality Solutions, L.L.C., a consulting firm for the hospitality industry focusing on hotels, since April 2002. From 1991 to April 2002, Mr. Belmonte was the president and chief executive officer of Ramada Franchise Systems, Inc. and executive vice president of the hotel division of Cendant Corporation. From 1983 to 1991, Mr. Belmonte was the president and chief executive officer of Equity Hotel Corporation.

     Dr. Salomon J. Dayan. Dr. Dayan has been a director since 1996. Dr. Dayan is a physician certified in internal and geriatric medicine. Dr. Dayan has been an assistant professor of medicine at Rush Medical Center in Chicago since 1994. He was formerly the chief executive officer of Salomon J. Dayan Ltd., a multi-specialty medical group he founded in 1976. From 1986 to 1998, Dr. Dayan was the medical director and executive director of Healthfirst, a corporation which he founded in 1986 which operated multiple medical ambulatory facilities in the Chicago, Illinois area. Dr. Dayan is the chairman of the board of directors of J.D. Financial, a bank holding company owning Pan American Bank.

     Kenneth M. Fell. Mr. Fell has been a director since 2002, is the chairman of our board of directors and a member of our audit, compensation and corporate governance/nominating committees. Mr. Fell has been the president and sole owner of KF, Inc., a financial derivatives trading corporation, since 1986. Mr. Fell has also been an independent floor trader on the Chicago Mercantile Exchange since 1983.

     Jerry H. Herman. Mr. Herman has been a director since 2003 and has served as our president and chief executive officer since January 2003. From 1992 to 2002, Mr. Herman was chief executive officer and a member of the board of directors of City Hotels USA, the U.S. holding company of a company headquartered and publicly-traded in Belgium which owned, developed and managed assets in Europe and the United States. Mr. Herman was also a member of the board of directors of the Belgian company from 2001 to 2002. As the chief executive officer of City Hotels USA, Mr. Herman oversaw the acquisition, disposition, development, construction and management activities with respect to approximately fifteen hotels with approximately 2,500 rooms over this period of time. From 1984 to 1991, Mr. Herman was general counsel and then senior vice president of hotel acquisitions for C.R.I., Inc., a national real estate investment and management firm with multi-family, hotel, and commercial properties and mortgage portfolios. Mr. Herman is admitted to practice law in the District of Columbia, is a member of the American Bar Association and recently served as a founding member of the national franchise advisory boards of the "Doubletree" and "Homewood Suites" brands.

     Gerald T. LaFlamme. Mr. LaFlamme has been a director since 2002 and is the chairman of our audit committee. Mr. LaFlamme has been the senior vice president and chief financial officer of Davidson Communities, LLC, a real estate development company, since 2001. From 1997 to 2001, Mr. LaFlamme was retired. From 1978 to 1997, Mr. LaFlamme was a managing partner of Ernst & Young LLP and a predecessor accounting firm with responsibility for managing the firm's real estate group in San Diego, CA. Mr. LaFlamme is a certified public accountant and is a member of the board of directors of Senior Resource Group, LLC, and Integra Biotechnical, LLC.

     Thomas J. Romano. Mr. Romano has been a director since 1999 and is a member of our audit and corporate governance/nominating committees. Mr. Romano has been executive vice president of Bridgeview Bank Group since 1997 and is a member of the bank's executive management committee responsible for all of the bank's lending activities. From 1979 to 1997, Mr. Romano was employed by First of America Bank and predecessor banks, where his responsibilities included managing commercial lending functions and numerous branch locations. Mr. Romano is a member of both the Lake County Muscular Dystrophy Association and Robert Morris Associates. Mr. Romano is a member of the board of directors of Laserage Technology Corporation and Bridgeview Bank Oklahoma City, N.A.

     Andrew E. Shapiro. Mr. Shapiro has been a director since 2002, is vice chairman of our board of directors, chairman of our corporate governance/nominating committee and a member of our compensation committee. Mr. Shapiro is the managing member and president of Lawndale Capital Management, LLC, an investment advisory firm specializing in small- and micro-cap companies, and since 1992 chairman and president of a predecessor investment advisor, Lawndale Capital Management, Inc., which is now a private investment company. Mr. Shapiro has served as a board observer of Earl Scheib, Inc. since August 2002, and is a member of the National Association of Corporate Directors.

Executive Officers

     The following is information on the business experience of our other executive officers.

     James B. Dale. Mr. Dale has been our chief financial officer since 1998, and our corporate secretary since 1999. From 1994 to 1998, Mr. Dale was our corporate controller. From 1990 to 1994, Mr. Dale was an audit manager with BDO Seidman, LLP. Mr. Dale is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

     Richard Gerhart. Mr. Gerhart has been our senior vice president of hotel operations since January 2000. From 1997 to 2000, Mr. Gerhart was senior vice president of operations for MOA Hospitality, a hotel company with a portfolio of 135 limited and full service properties, representing ten hotel brands with annual sales in excess of $215 million. At MOA Hospitality, Mr. Gerhart's responsibilities included overseeing the management of the company's hotels. Mr. Gerhart's hotel experience includes employment with Motel 6 Corporation, Remington Hotel Corporation, La Quinta Motor Inns, Inc., Registry Resort and Marriot Corporation.

     Stephen Miller. Mr. Miller has been our senior vice president, real estate and business development since August 2003. From January 2003 to August 2003, Mr. Miller provided services as a consultant to companies in the hospitality industry. From 1999 to 2002, Mr. Miller was executive vice president of development and acquisition for Carlson Hotels Worldwide, responsible for acquiring, constructing and designing properties. In this position, Mr. Miller oversaw a $500 million acquisition fund, and established development policies, investment guidelines and closing procedures. From 1989 to 1999, Mr. Miller was a vice president for Wyndham International, an owner and operator of hotels, where he directed the expansion of the Wyndham brand in the Eastern United States, Canada and the Caribbean. Mr. Miller has also worked in a senior development capacity for Interstate Hotel Corporation, Embassy Suites Hotels and Holiday Inns, Inc.

Director Independence

     Our by-laws require at least two-thirds of the members of our board of directors to be "independent." In addition, board action, to be valid, requires that at least one-half of the directors present and eligible to vote at any meeting to be "independent" directors. An "independent" director is defined in our by-laws as a person who:

   (a) has not been an employee of ours or any of our subsidiaries for the previous three years;

   (b) is not affiliated with a "significant" customer or supplier of ours, with "significant" meaning representing more than 1% of annual sales for either party;

   (c) apart from service as a director, has not had, and is not employed by an entity that has had, during the past two years, any interest in any significant transaction with us or any of our executive officers, or any business or financial relationship with us or any of our executive officers, or any affiliate of ours, which we are required to disclose under rules promulgated by the Securities and Exchange Commission;

   (d) is not a relative of an executive officer or director of ours;

   (e) receives no compensation from us other than as a director;

   (f) does not personally receive, and is not an employee, director, or trustee of a foundation, university, or other institution that receives, grants or endowments from us that are material to us or to the recipient, foundation, university or institution; and

   (g) is not employed by an entity of which either an executive officer of ours serves as a director or trustee, or a director of ours serves in a senior executive capacity.

     This by-law provision became effective on June 27, 2002 and when adopted, the prior board deemed anyone who was a member of the board on that date "independent" until December 31, 2004. Any nominees for board positions who were not members of our board on June 27, 2002 must satisfy the criteria described above. After December 31, 2004, all directors, including those who were members of the board on June 27, 2002, must satisfy the above criteria to be considered independent. Of our current directors, Messrs. Belmonte, Fell, LaFlamme, Romano and Shapiro satisfy the criteria. Dr. Dayan was a director on June 27, 2002 but does not otherwise satisfy the criteria, as a result of transactions within the past two years involving us and entities in which Dr. Dayan had, but no longer has, an interest. We do not anticipate entering into transactions of this nature with any of our directors in the future. Mr. Herman, as our president and chief executive officer, is not considered independent. Neither Dr. Dayan nor Mr. Herman is a member of any board committees required to be composed entirely of independent directors.

Corporate Governance

     Since the beginning of 2002, our board of directors has taken several steps designed to enhance long-term stockholder value. On June 27, 2002, our board of directors amended our by-laws to add several "corporate governance provisions." One provision mandates that at least two-thirds of our directors be "independent" as described above. Some of the other provisions require:

   o the audit committee to be composed entirely of independent directors, to be delegated the responsibility for overseeing our financial reporting process and internal controls, reviewing compliance with laws and accounting standards, engaging the independent auditors and providing a direct channel of communication to our board of directors for independent and internal auditors and our finance officers;

   o our board to have a compensation committee composed entirely of independent directors, responsible for ensuring that senior management is accountable to the board through the effective application of compensation policies and by monitoring the effectiveness of senior management;

   o the compensation committee to conduct written reviews of, at a minimum, our chief executive officer and chief financial officer;

   o our board to have a corporate governance committee, composed entirely of independent directors, with responsibility for reviewing all related party transactions and considering and making recommendations to the board with regard to any transaction involving a "change of control" or the purchase or sale of assets constituting more than 10% of our assets;

   o the corporate governance committee to evaluate prospective board members and review all board members annually;

   o approval by either our stockholders or two-thirds of the board of directors to amend or repeal any of the corporate governance provisions of our by-laws, including the definition of "independent."

     Our by-laws were further amended in October 2002 to, among other things, provide that the position of chairman is not an executive officer position, enabling the individual holding the position of chairman to maintain his or her qualification as "independent" under the governance provisions of our by-laws. In November, 2002, our board of directors adopted a policy of having an independent director serve as chairman, thereby separating the chairman and chief executive officer positions, and elected Mr. Fell chairman, effective December 12, 2002. The vice-chairman of our board of directors, Mr. Shapiro, was elected to our board in September 2002 and elected as our independent vice-chairman in February 2003. Our audit, compensation and corporate governance/nominating committees are comprised solely of independent directors.

     We have adopted several measures designed to improve our corporate governance that are described in more detail in the "Report of the Corporate Governance/Nominating Committee" below. Included in these measures are the adoption of insider trading and enhanced disclosure policies, formation of an internal disclosure control committee, and the adoption by our board, subject to stockholder approval, of our 2003 Non-Employee Director Restricted Stock Plan and our 2003 Long-Term Incentive Plan, both of which are described elsewhere in this proxy statement.

Attendance

     The board of directors held ten meetings during the year ended December 31, 2002. Each director attended at least 75% of the meetings of the board and committees on which the director served during that year.

Compensation of Directors

     For services rendered for the year ended December 31, 2002, each non-employee director received a retainer of $9,000, payable at the person's option, in cash or shares of restricted stock, plus $250 for each board meeting attended in person, $150 for each meeting conducted by telephone and $150 for each committee meeting attended in person or by phone. Each non-employee director was also reimbursed for all out-of-pocket expenses related to attending board or committee meetings. Our non-employee directors include any directors who are not employed by us, whether or not they are considered independent under our by-laws. Each non-employee director elected at our annual meeting in 2002 also received an option to purchase 1,000 shares of common stock at an exercise price of $3.80 per share on the date of the meeting. Mr. Shapiro joined our board in September 2002, after the date of this meeting, and therefore did not receive this option award. The options were granted under our "1996 Stock Option Plan for Non-Employee Directors," which we refer to as the "1996 Director Plan." Our board of directors has unanimously voted to terminate 1996 Director Plan, although terminating this plan will not affect any options previously granted under the plan. In 2002, each non-employee director also received options to purchase 2,500 shares of our common stock which vested only if we met certain performance criteria in 2002, including certain levels of earnings per share, earnings before interest, taxes and depreciation/amortization, and net operating income.

We did not satisfy the performance criteria and, therefore, none of these options vested and all have lapsed. All director stock options granted in 2002 were issued with exercise prices equal to "fair market value," as defined in the 1996 Director Plan, at the date of the grant.

     In February, 2003 our board of directors approved a new compensation package for our non-employee directors that: (1) changes the mix of director annual retainer compensation from predominately cash compensation to predominately equity compensation; (2) grants restricted stock instead of options as the preferred form of equity compensation; (3) provides an increase in annual retainer compensation to our chairman and vice chairman, and (4) increases certain of the meetings fees paid to our non-employee directors and increases meeting fees for chairs who lead various board and committee meetings.

     The grants of restricted stock are contingent upon approval of our "2003 Non-Employee Director Restricted Stock Plan," which is described below, and will take effect upon approval of this plan. Under the new compensation package, the total annual retainer to directors, including the cash and equity portions, has been increased, and the equity portion consists of a grant of restricted stock rather than stock options. The cash portion of the annual retainer remains at a rate of $9,000 per year paid monthly, except that Mr. Fell and Mr. Shapiro now receive cash retainer payments at an annual rate of $13,500 and $11,250, respectively, for serving as chairman and vice-chairman of the board, respectively. Non-employee directors will continue to be reimbursed for out-of-pocket expenses relating to attendance at board meetings. The revised meeting fees for non-employee directors, which have already taken effect, are summarized in the following tables:

                         Board of Director Meeting Fees

                                               Telephone     In-Person
                                               ---------     ---------
   Meetings of 1.5 hours or less ..........       $250        $1,500
   Meetings over 1.5 hours ................       $500        $1,500

     The above fees for each meeting of the full board are increased by 50% for the chairman when he presides and 25% for the vice chairman in the event he presides over a board meeting.

                             Committee Meeting Fees

                                               Telephone     In-Person
                                               ---------     ---------
   Meetings of 1.5 hours or less ..........       $150        $  500
   Meetings over 1.5 hours ................       $300        $1,000

     The above fees for each committee meeting are increased by 50% for the chairman of the audit committee and 30% for the individuals who chair other committee meetings.

     As noted elsewhere in this proxy statement, we are proposing that stockholders approve our "2003 Non-Employee Director Restricted Stock Plan." If the plan is approved, as part of their compensation for the year ending December 31, 2003, our non-employee directors will each receive 6,000 shares of our common stock on the date of the annual meeting, except for Messrs. Fell and Shapiro, who will receive 9,000 and 7,500 shares of our common stock reflecting the same 50% and 25% increases described above, for serving as chairman and vice-chairman of the board, respectively. These shares may not be transferred for a one-year period, except in the case of a "change of control." After this one-year period, the shares may not be transferred until the earlier of a "change of control," five years from the date of the grant, or the date the director ceases to be a director. "Change of control" is defined in the plan to cover various circumstances in which 50% or more of the beneficial ownership of our issued and outstanding stock, either directly or by merger or other extraordinary transaction is acquired by others, and is more fully defined in the "Change in Control" section of the description of our Non-Employee Director Restricted Stock Plan, below. Recipients of these shares will be required to forfeit one-quarter of the shares received if they are no longer a director on September 30th. Awards of restricted shares for future years have not been determined.

Committees

     The board of directors has established three permanent standing committees and from time to time forms ad hoc committees to address specific issues. The three standing committees are:

   1.  Audit Committee -- This committee consists of four independent directors:
       Messrs. Belmonte, Fell, LaFlamme, who is the chairman, and Romano. Messrs. LaFlamme and Romano have been designated as the committee's financial experts pursuant to the rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Belmonte will not continue as a member of the audit committee after the annual meeting to dedicate additional time to the ad hoc committees of which he is a member. The audit committee is responsible for, among other things, retaining our independent auditor, meeting with the independent auditor to review the scope and results of its audit, overseeing our financial reporting process and internal controls, reviewing compliance with laws and accounting standards, and providing a direct channel of communication to the board of directors for the independent auditor, internal auditors and finance officers. This committee met five times during the year ended December 31, 2002.

   2. Compensation Committee -- This committee consists of three independent directors: Messrs. Belmonte, who is the chairman, Fell and Shapiro. This committee is responsible for establishing and reviewing executive compensation, administering all incentive equity-based plans established by us, other than plans governing compensation payable to our non-employee directors, and reporting on our executive compensation policies in our annual proxy statement. This committee met twenty-one times during the year ended December 31, 2002. The majority of these meetings involved interviews of executive search firms and candidates in connection with our search for a chief executive officer.

   3. Corporate Governance/Nominating Committee -- This committee consists of three independent directors: Messrs. Fell, Romano and Shapiro, who is the chairman. The committee was formed in April 2002 to replace our directors' affairs committee. This committee is responsible for considering and making recommendations to the board of directors concerning the appropriate size, function and needs of the board. The committee is responsible for recommending nominees for board positions, recommending ways to enhance services to, and improve communications with, our stockholders, reviewing all related party transactions, reviewing candidates for our board of directors recommended by stockholders and considering all proposals involving a "change in control" or the purchase or sale of assets constituting more than 10% of our assets. The existing members of this committee have served since September 2002. The current members of this committee met two times during the year ended December 31, 2002.

Report of the Audit Committee

     Purpose of Audit Committee. The audit committee assists the board of directors in fulfilling its responsibilities to oversee the company's accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. The committee also assists in maintaining a line of communication between the board of directors and the company's internal and independent auditors. The audit committee is composed of four directors, all of whom are "independent" under the company's by-laws and the rules promulgated by The Nasdaq Stock Market. The audit committee has reviewed the definition of "financial expert" promulgated under the Sarbanes-Oxley Act of 2002 and determined that Mr. LaFlamme and Mr. Romano satisfy the criteria for a financial expert under the Act.

     The audit committee operates under a written charter approved by the board on June 1, 2000 and amended on February 24, 2003. A copy of the charter, as amended, is attached to this proxy statement as Appendix A.

     Responsibilities of the Audit Committee. The audit committee reviews the company's financial reporting process on behalf of the board of directors. The company's management has primary responsibility for preparing financial statements in accordance with generally accepted accounting principles, and the company's internal controls and financial reporting process. The independent auditors are responsible for performing an audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the audited financial statements. The members of the audit committee are neither professionally engaged in the practice of accounting or auditing, nor, with the exception of Messrs. LaFlamme and Romano, are we experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The audit committee met with management and the independent auditors to review and discuss the financial statements as of, and for the twelve months ended, December 31, 2002. The audit committee also discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) ("SAS61") with the independent auditors. SAS 61 requires the independent auditors to provide the company with additional information regarding the scope and results of the audit of the company's financial statements.

     The audit committee also received written disclosures from the company's independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with KPMG the firm's independence, and KPMG has confirmed in these discussions, that in its professional judgment, KPMG is independent of the company within the meaning of the securities laws administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The audit committee approved the retention of KPMG as the company's independent auditors for the fiscal year ended December 31, 2002 and has recommended retaining KPMG for the fiscal year ending December 31, 2003.

     The audit committee has advised the board of directors that the committee has determined that the non-audit services rendered by KPMG during the company's fiscal year ended December 31, 2002 are compatible with maintaining KPMG's independence.

     Based upon the audit committee's discussions with management and the independent auditors, and the committee's review of the representations of management and the independent auditors, the audit committee recommended that the board of directors include the audited consolidated financial statements in the company's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                     Members of the Audit Committee:



                                     Gerald T. LaFlamme, Chairman
                                     Steven J. Belmonte
                                     Kenneth M. Fell
                                     Thomas J. Romano

Report of Compensation Committee on Executive Compensation

     Purpose of Compensation Committee. The compensation committee discharges the responsibility of the board of directors relating to the compensation of the company's chief executive officer and other executive officers and administers all incentive compensation plans adopted by the company, other than plans governing compensation payable to our non-employee directors. The charter governing the compensation committee is attached to this proxy statement as Appendix B.

     Executive Compensation Philosophy. The committee believes that the focus of all executive compensation should be to align the interests of the company's executive officers with the objective of maximizing long-term stockholder value. The committee's compensation philosophy is designed to emphasize long-term performance-based compensation. As part of this philosophy, the committee grants primarily restricted stock, rather than options, as a means of providing long-term incentive to executive officers. Under this system of compensation, employees typically pay taxes on the grant and therefore have an immediate economic interest in their shares, and thus the company. The committee believes that, as a result, a decline in the company's stock price has the same negative impact on the executive officer as on other stockholders. In contrast, with options, taxes are not typically paid until sale of the underlying stock and a decline in stock price does not exact an economic penalty on the option recipient. Moreover, the committee believes that, unlike options whose exercise price may be well above the company's stock price, restricted stock retains its motivational value even if the stock price declines significantly, because any incremental increase in the company's stock price will still benefit the executive officer. The committee also prefers restricted stock to options because in many cases price declines lead to a request from option recipients to "reprice" the option to a lower exercise price. Finally, grants of restricted stock are immediately charged as compensation expense. Although the company has recently adopted a policy of expensing options at the time they are granted, the amount of the expense charged in connection with an option grant is not as easily and predictably measured.

     The committee believes that a substantial portion of each executive's annual compensation should be related to, and be contingent on, the company's financial performance. The committee believes that a majority of bonus and incentive compensation should be based on performance. In determining the long-term incentive component of the compensation of the company's executive officers, the committee will generally consider the company's performance and relative stockholder return and the value of similar incentive awards to chief executive officers and other executive officers at companies deemed comparable by the committee. Whenever possible, the committee uses vesting schedules under which vesting occurs proportionately, rather than using "cliff-vesting," where disproportionate rewards are paid for small marginal improvements. The committee believes that avoiding cliff vesting ensures that payments made are closely correlated to increases in corporate performance, on a more steady continuum, as opposed to altering short term results in order to achieve the desired "cliff" criteria, to the detriment of long-term performance of the company. The company's compensation program for executive officers consists of, and is intended to balance, three elements:

   o Base salaries which are based principally on the committee's evaluation of each executive's job performance and an assessment of the base salaries and total compensation mix paid to executives with comparable companies holding similar positions.

   o Cash bonuses which are performance based, primarily on the correlation between company performance and certain qualitative and quantitative financial measures.

   o Long-term incentive performance based awards consisting of grants of restricted stock and, in limited circumstances, options.

     During the last year, the committee spent significant time conducting a search for the company's chief executive officer, which culminated in the hiring of Jerry H. Herman, who succeeded Michael Holtz, the prior chief executive officer who resigned effective December 12, 2002. The committee negotiated a compensation package with Mr. Herman reflected in a contract which, in the committee's view, provides a competitive salary with the potential for significant bonus and incentive compensation upon achievement of performance targets. Mr. Herman's contract was executed in December 2002, and he joined the company in January 2003. The contract is described elsewhere in this proxy statement and is included as an exhibit to a Form 8-K/A filed by the company on December 23, 2002.

     The company has also entered into employment agreements with James Dale, the company's senior vice president finance, secretary, treasurer and chief financial officer, and Richard Gerhart, the company's senior vice president of hotel operations. During 2002, each of Mr. Dale's and Mr. Gerhart's salary and bonus increased in accordance with the terms of his contract. Following Mr. Holtz's resignation, we entered into supplemental retention agreements with Mr. Dale and Mr. Gerhart designed to: (a) incrementally incentivize performance to ensure their focus on productive endeavors rather than concerns related to the transitions in board and CEO composition; and (b) provide for incremental severance protection during 2003. These agreements provided Mr. Dale and Mr. Gerhart with the opportunity to earn bonus payments tied to various performance criteria set forth in the agreements, as described in more detail under the heading "Employment Agreements" below. The compensation of our other executive officers is shown in the compensation table included elsewhere in this proxy statement.

                                     Compensation Committee:



                                     Steven J. Belmonte, Chairman
                                     Kenneth M. Fell
                                     Andrew E. Shapiro

Report of the Corporate Governance/Nominating Committee

     Our board formed a "Corporate Governance/Nominating Committee" in April, 2002 and in August, 2002, our stockholders overwhelmingly supported and elected the slate of independent nominees proposed by the "Committee to Enhance Shareholder Value." We subsequently directed our attention to designing and implementing significant reforms focusing on establishing director independence and enhancing accountability and oversight within all levels of the organization. We operate pursuant to a written charter which we recently adopted and which is attached to this proxy statement as Appendix C.

     This focus on independence, accountability and oversight starts with our board which has dramatically changed its makeup. Five of our seven directors have joined us since August 2002 adding new and diverse ideas. As a whole, our board now holds a meaningful ownership position in our stock. Plus, we now have two new hotel industry experts on our board, and two "financial experts" as defined in the Sarbanes-Oxley Act. Our CEO joined us in January 2003 following an extensive nationwide search and began remaking the company's culture and operating practices. During the year, we adopted a new corporate governance by law, mandating that a supermajority of our board of directors (at least two-thirds) be independent and that this committee and our audit and compensation committees be composed entirely of independent directors. Further, in the past year, we have eliminated or moved to eliminate all related-party transactions.

     Since September, 2002, our independent directors have met in executive session at every board meeting, including every telephonic meeting. We separated the office of chairman and CEO and named Mr. Fell our new chairman. We also subsequently appointed Mr. Shapiro our new independent vice chairman. In the past year, we also adopted an insider trading policy and, related to that policy, an enhanced disclosure policy, requiring us to issue operating and development/sales pipeline update press releases on a monthly basis and conduct quarterly earnings calls open to analysts and our stockholders. Transcripts from these calls are posted on our website. We also directed management to form an internal disclosure control committee headed by our general counsel and reporting to our CEO and audit committee. We reviewed and improved our ability to recruit and retain directors through up-to-date director compensation programs, reviewing and revising our director and officer insurance and designing the proposed 2003 Non-Employee Director Restricted Stock Plan described in greater detail in this proxy statement. All of these steps were aimed at realigning director and stockholder interests.

     We maintain an open door policy for our stockholders and will consider prospective stockholder nominees to our board and welcome third-party input. Our committee has met with many of our major stockholders to solicit their advice and input on our business. We plan to conduct annual director reviews, so that not only management, but board members as well, will be reviewed and evaluated.

     We expect to continue enhancing these and other governance practices and principles with a view toward establishing a clear pathway for open minded, proactive achievements in the future, all designed to enhance long-term stockholder value.

                                     Corporate Governance/Nominating Committee



                                     Andrew E. Shapiro, Chairman
                                     Kenneth M. Fell
                                     Thomas J. Romano

Other Committees

     Our board has, from time to time, formed ad hoc committees to address specific strategic or operational issues. For example, we formed an ad hoc committee in 2002 to address the issues surrounding Mr. Holtz's resignation as chairman, president and chief executive officer. In connection with Mr. Holtz's resignation, this committee retained independent counsel and negotiated separation agreements with Mr. Holtz to settle outstanding rights and obligations regarding his employment contract. The agreements included the simultaneous sale of two hotels to Mr. Holtz at prices not less than appraised value. These sales resulted in a net profit to us, the payment by Cendant Corporation of certain fees to us upon closing and an ongoing stream of franchise royalty fees from Cendant. The separation agreements with Mr. Holtz are described elsewhere in this proxy statement.

     We later formed several other ad hoc committees. For example, we have formed an ad hoc investment committee to assist in evaluating acquisition and disposition strategies. Another ad hoc committee has been formed to assist in evaluating financing options. A third ad hoc committee is focusing on our ongoing business relationships with Cendant Corporation, the franchisor of the AmeriHost Inn brand. In each case, a majority of the particular ad hoc committee's membership is composed of independent directors.

Executive Compensation

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, of each person who served as our chief executive officer during 2002 or was one of our four other most highly-compensated executive officers, other than the chief executive officer, earning total annual salary and bonus exceeding $100,000.

                           Summary Compensation Table

                                                                             Long-Term
                                                                           Compensation
                                       Annual Compensation            ----------------------
                                  -------------------------------          Securities              All Other
Name and Principal Position       Year     Salary       Bonus (1)     Underlying Options (2)     Compensation (3)
---------------------------       ----     -------      ---------     ----------------------     ----------------
Michael P. Holtz, (4) .........   2002     316,250            --             100,000                 464,315
 Chairman of the Board,           2001     325,000            --             100,000                  23,422
 President and Chief              2000     325,000            --             100,000                  17,500
 Executive Officer

James B. Dale, (5) ............   2002     145,000        17,850              21,000                   2,036
 Senior Vice President            2001     132,115         9,000              21,000                   2,214
 Finance, Secretary,              2000     125,000         5,000              21,000                   1,300
 Treasurer and Chief
 Financial Officer

------------
(1) Mr. Dale's 2002 bonus includes options, a cash bonus of $13,600 paid to Mr. Dale in 2003, a cash bonus of $1,700 to be paid in September, 2003, and a bonus in the form of 750 shares of restricted stock, valued at approximately $2,550, to be paid in September 2003.

(2) Includes options to purchase 50,000 shares issued to Mr. Holtz in each of 2002, 2001 and 2000 which did not vest and were forfeited. In December 2002, Mr. Holtz exercised options to purchase 50,000 shares issued in 2002 and options to purchase 50,000 shares issued in 2001. Options to purchase 50,000 shares issued to Mr. Holtz in 2000 were not exercised and have lapsed. Also includes options to purchase 7,000 shares issued to Mr. Dale in 2001 which did not vest and were forfeited, and options to purchase 14,000 shares issued in 2002, which were based on our meeting certain performance criteria, and did not vest and were forfeited.

(3) Includes severance compensation and benefits in the amount of $440,200 paid to Mr. Holtz in 2002 in accordance with the terms of his separation agreements. Also includes life and disability insurance premiums paid by us on behalf of Mr. Holtz and Mr. Dale and our 401(k) matching contributions of $2,750, $2,625 and $2,500 for Mr. Holtz, and $1,586, $1,764 and $1,300
     for Mr. Dale, for 2002, 2001 and 2000, respectively.

(4) On August 15, 2002, Mr. Holtz announced his intention to resign as our chairman of the board, president and chief executive officer, which became effective on December 12, 2002. On December 19, 2002, we entered into an employment agreement with Jerry H. Herman, who became our president and chief executive officer on January 7, 2003. A summary of Mr. Herman's employment agreement appears below.

(5) Mr. Dale also served as our interim chief executive officer from December 12, 2002 to January 6, 2003.

Stock Options

     We have recently adopted a policy of expensing all stock options when they are granted. The following table summarizes the number and terms of stock options granted to each of the executive officers named above during the year ended December 31, 2002.

                        Option Grants In Last Fiscal Year

                                                                                                 Potential
                                                  Individual Grants                           Realizable Value
                              ----------------------------------------------------------         at Assumed
                                               % of Total                                      Annual Rates of
                               Number of         Options                                         Stock Price
                               Securities      Granted to                                      Appreciation for
                               Underlying     Employees in     Exercise or                       Option Term
                                Options          Fiscal        Base Price     Expiration     -------------------
Name                          Granted (1)         Year           ($/Sh)          Date        5% ($)      10% ($)
----                          -----------     ------------     -----------    ----------     -------     -------
Michael P. Holtz .........      100,000           51.8%          $ 2.02        Jan. 2012     335,878     617,249
James B. Dale ............       21,000           10.9%          $ 3.51        May 2012       41,593     105,471

------------
(1) Of the options to purchase 100,000 shares granted to Mr. Holtz in 2002, options to purchase 50,000 shares issued in 2002 to Mr. Holtz did not vest because we did not satisfy financial performance criteria for 2002, and were forfeited. During 2002, Mr. Holtz exercised options, on a cashless basis, to purchase 100,000 shares, including options on the remaining 50,000 shares granted in 2002. He received a total of 16,811 shares from this cashless exercise. Options to purchase 14,000 shares issued in 2002 to Mr. Dale did not vest and were forfeited because the relevant company and departmental criteria for 2002 were not achieved.

     The following table provides information concerning the exercise of stock options during 2002, and the year-end value of unexercised options for each executive officer named above and each of our directors.

        Option Exercises in Last Fiscal Year and Year-End Option Values

                                                              Number of Securities Underlying        Value of Unexercised
                                                                Unexercised Options Held at        in-the-Money Options at
                                     Shares                          December 31, 2002                December 31, 2002 (1)
                                    Acquired        Value     -------------------------------    -----------------------------
Name                              on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----                              -----------     --------     -----------     -------------     -----------     -------------
Salomon J. Dayan .............           --            --         71,000            3,500          $   797          $ --
Thomas J. Romano .............           --            --          4,500            3,500              797            --
Kenneth M. Fell ..............           --            --             --            3,500               --            --
Andrew E. Shapiro ............           --            --             --            2,500               --            --
Gerald T. LaFlamme ...........           --            --             --            3,500               --            --
Steven J. Belmonte ...........           --            --             --            3,500               --            --
James B. Dale (2) ............           --            --         73,500           21,000            8,367            --
Michael P. Holtz (2) .........      100,000       $50,000        470,000               --           96,438            --

------------
(1) The closing sale price of our common stock on December 31, 2002 on The Nasdaq National Market was $3.46 per share.

(2)  See also footnote 1 in the "Option Grants in Last Fiscal Year" table above.

Employment Agreements

     On January 7, 2003, Jerry H. Herman became our president and chief executive officer under the terms of an employment agreement dated as of December 19, 2002. The agreement expires on December 31, 2005, unless terminated earlier. Under the agreement, we pay Mr. Herman a base salary of $300,000 per year and Mr. Herman is eligible to earn a bonus consisting of a cash portion and restricted stock portion subject to his and our satisfying certain performance criteria. The budget for the performance criteria are established each year by the board of directors. The criteria consist of a pre-tax income benchmark, an adjusted stockholder equity per share benchmark, and a third benchmark comprised of up to two components relating to development of franchises or joint ventures, growth of the AmeriHost brand or construction and development of hotels. In each case, there are limits on the amount of cash and equity performance bonus that Mr. Herman may earn each year. Mr. Herman has the right under the agreement to sell shares received as part of the stock portion of the bonus, some of which would otherwise had been restricted from transfer, to us in an amount necessary to pay income taxes, with the number of shares allowed to be sold determined according to a formula specified in the agreement but no less than fair market at the time of grant. Mr. Herman is also entitled to bonuses upon the occurrence of specified capital events, such as the assignment, conveyance, sale or termination of our agreements with Cendant, a merger of us into another corporation, a sale of our assets, a sale of all of our stock to a new purchaser or the bulk sale of fifteen or more of our hotels to a new purchaser which result in consideration to us above certain levels. Mr. Herman also participates in our employee benefit plans and is reimbursed for business expenses. The agreement granted Mr. Herman the right to purchase up to 75,000 restricted shares of our common stock for two consecutive thirty-day periods beginning January 7, 2003, with the price for each period determined according to a formula specified in the agreement. On January 17, 2003, Mr. Herman exercised this right with regard to 40,000 restricted shares of our common stock, which he purchased at a price of $3.16 per share. We also agreed to nominate Mr. Herman during the term of his employment for election to our board of directors and to recommend that stockholders vote in favor of his election.

     Mr. Herman's employment agreement may terminate, at Mr. Herman's option, on a "change in control," which is defined as a sale of all or substantially all of our assets, a merger resulting in the ownership of over 50% of our voting stock by parties unaffiliated with us before the transaction or the sale of over 50% of our shares or other equity interests to parties unaffiliated with us before the transaction. If Mr. Herman is terminated without cause, or resigns as the result of a change in control or for "good reason," as defined in the agreement, he is entitled to severance compensation equal to the base salary for the remaining term of the agreement but no less than twelve months and no greater than twenty-four months. "Good reason" is defined in the agreement to include, among other things, a material reduction in Mr. Herman's responsibilities not consistent with the agreement, a material decrease in Mr. Herman's salary or benefits, our failure to nominate and recommend Mr. Herman for election to the board of directors and any material breach by us of the agreement.

     Our senior vice president of finance and chief financial officer, James B. Dale, provides services to us under the terms of an employment agreement dated January 12, 2001. The agreement originally expired January 12, 2004, but its term has since been extended to January 12, 2005, as discussed below. Under the agreement, we pay Mr. Dale a base salary equal to $145,000, which automatically increases 5% per year, and cash bonuses based on the sale of AmeriHost Inn hotels and the timing of our financial reporting. Mr. Dale received some, but not all of the performance bonuses. Mr. Dale's employment agreement entitles him to receive severance payments equal to six months salary if his employment is terminated by us "without cause," as defined in the agreement. In addition, if we are sold, Mr. Dale is entitled to receive the sum of six months base salary, at his salary level at the time of sale.

     Our senior vice president of hotel operations, Richard A. Gerhart, provides services to us under the terms of an employment agreement dated July 1, 2002. The agreement has a three-year term. Under the agreement, we pay Mr. Gerhart a base salary equal to $132,500 for the first year of the agreement, $137,800 for the second year, and $144,000 for the third year. In addition, Mr. Gerhart is entitled to cash bonuses if various company performance criteria are achieved. These criteria relate to increases in revenue for AmeriHost Inns owned by us for at least thirteen months, gross operating profit for AmeriHost Inns as compared with budgeted and prior year amounts, gross operating profit of non-AmeriHost Inn hotels and sales of AmeriHost Inn hotels. The performance criteria also include achieving certain levels of net income, income before taxes, depreciation and amortization or cash flow. If we terminate Mr. Gerhart "without cause," he is entitled to receive his salary and bonus for six months from the date of termination.

     We entered into a supplemental retention and performance agreements with Mr. Dale and Mr. Gerhart as of December 1, 2002, following Mr. Holtz's resignation. Under these agreements, Mr. Dale and Mr. Gerhart are entitled to severance payments of $50,000 in addition to the severance payments described above, payable in five monthly installments, if their employment is terminated before December 31, 2003 other than because of death, disability, voluntary termination or "for cause." In addition, under the agreements we agreed to pay each of Mr. Dale and Mr. Gerhart a performance retention bonus in the form of cash and restricted stock if various performance criteria were satisfied, and they remained employed with us through January 1, 2004. The performance criteria in Mr. Dale's agreement relate primarily to the timely preparation of financial statements, periodic reports and meeting minutes, sales of hotels, and assistance in our obtaining financing within certain time periods. The performance criteria in Mr. Gerhart's agreement relate primarily to hotel revenue and profitability results. Mr. Dale's supplemental agreement also extended the term of Mr. Dale's employment agreement with us to January
12, 2005.

     On August 15, 2002, our former president and chief executive officer, Michael P. Holtz announced his intention to resign. His resignation became effective December 12, 2002. Mr. Holtz provided services to us under the terms of an employment agreement originally dated January 1, 1995, as amended. Under the agreement, Mr. Holtz received a base salary of $325,000 per year, and options to purchase 100,000 shares each year, with options to purchase 50,000 shares vesting 90 days from the date of issuance and options to purchase 50,000 shares vesting only if we attained certain financial performance criteria. The agreement also provided for a cash bonus based upon financial and hotel operating performance. In 2001 and 2002, we did not meet the financial performance criteria, and options to purchase 50,000 shares issued to Mr. Holtz in each of 2001 and 2002 therefore did not vest and were forfeited. Mr. Holtz did not receive a cash bonus in 2002.

     We entered into a series of separation agreements with Mr. Holtz requiring us to pay Mr. Holtz one year's base salary of $325,000 plus his regular salary through February 15, 2003, plus certain fringe benefits including health insurance, disability insurance, and life insurance for a one year period. We also agreed to sell two AmeriHost Inn hotels to entities controlled by Mr. Holtz at no less than their appraised value. Mr. Holtz resigned as a director, officer and employee effective December 12, 2002.

Equity Compensation Plan Information

     The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2002. If our 2003 Long-Term Incentive Plan is approved, we do not intend to issue any options, or make any awards of restricted stock, to employees outside of equity compensation plans approved by our stockholders.

                                                                                                  Number of shares
                                                                                                  of common stock
                                                                                                     remaining
                                               Number of shares of                                 available for
                                                common stock to be         Weighted average       future issuance
                                             issued upon exercise of       exercise price of        under equity
                                               outstanding options,      outstanding options,       compensation
Plan Category                                  warrants and rights        warrants and rights          plans
-------------                                -----------------------     --------------------     ----------------
   Equity compensation plans approved by
    stockholders ........................             800,100 (1)               $ 4.54                273,291 (2)
   Equity compensation plans not approved
    by stockholders .....................           1,122,458 (3)               $ 4.19                    N/A
                                                    ---------                   ------                -------
   Total ................................           1,922,558                   $ 4.33                273,291
                                                    =========                   ======                =======

------------
(1) Includes 27,000 shares issuable upon the exercise of options previously granted under our 1996 Director Plan and 773,100 shares issuable upon the exercise of options previously granted under our 1996 Omnibus Incentive Stock Plan, which we refer to as the "1996 Omnibus Plan." Of the 773,100 shares issuable upon the exercise of options, 62,000 shares were issuable upon the exercise of options granted to employees which were based on our meeting certain performance criteria, and did not vest and were forfeited. At the annual meeting we will seek approval of our 2003 Non-Employee Director Restricted Stock Plan and our 2003 Long-Term Incentive Plan. Our 1996 Director Plan has been terminated, although options granted under that plan may still be exercised unless they have expired. See "PROPOSAL THREE-APPROVAL OF 2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN." Our 1996 Omnibus Plan will terminate on the earlier of adopting the 2003 Long-Term Incentive Plan or the date of our annual meeting in 2004. See "PROPOSAL FOUR-APPROVAL OF LONG-TERM INCENTIVE PLAN."

(2) Consists of 273,291 shares available for future issuance under our 1996 Omnibus Plan. The 1996 Omnibus Plan has an annual limit on the number of shares to be issued upon exercise of options granted under the plan for each fiscal year in which the plan is in existence, but does not have a limit on shares that may be issued upon the exercise of options over the life of the plan. The annual limit is equal to three percent of the number of shares used to calculate our fully diluted earnings per share for the previous year, plus the number of shares issuable upon the exercise of options issued in previous years that have expired, been forfeited or terminated. As of December 31, 2002, there were 273,291 shares available for issuance during the year ended December 31, 2003. We cannot predict the number of shares that will be available for issuance in future years, but as noted above the 1996 Omnibus Plan will terminate on the earlier of adopting the 2003 Long-Term Incentive Plan or the date of our annual meeting in 2004.

(3) Includes shares issuable upon the exercise of options issued before adopting our 1996 Director Plan and our 1996 Omnibus Plan, and shares issuable upon the exercise of options issued after adopting these plans but outside of the plans. Does not include a grant of a total of 2,750 restricted shares which we intend to make to employees in September 2003 as part of their bonuses for the year ended December 31, 2002. If our 2003 Long-Term Incentive Plan is approved, we do not intend to issue any options, or make any awards of restricted stock, to employees except for awards under plans approved by our stockholders.

                             ---------------------

                 OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE "FOR" ALL NOMINEES.

     SHARES REPRESENTED BY SIGNED PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

                            ---------------------

                                 PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The audit committee of our board has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. A representative of KPMG will attend the annual meeting, have an opportunity to make a statement if he or she so desires, and be available to respond to appropriate questions from stockholders.

Fees Paid to KPMG

     The following table presents fees for professional audit services rendered and fees billed for other services rendered by KPMG for the fiscal years ended December 31, 2002 and 2001, respectively:

                                                       2002          2001
                                                     --------      --------
   Audit Fees ...................................    $179,500      $127,050
   Audit-Related Fees ...........................           0             0
   Tax Fees .....................................      87,000        38,300
   All Other Fees ...............................           0             0
                                                     --------      --------
      Total Fees: ...............................    $266,500      $165,350
                                                     ========      ========

     Audit Fees. This category includes fees paid for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, including the application of proposed accounting rules and the preparation of an annual "management letter" containing observations and discussions on internal control matters.

     Audit-Related Fees. KPMG did not perform any services in this category for us in 2002.

     Tax Fees. This category consists of professional services rendered by KPMG for tax compliance and tax advice. The services for the fees disclosed under this category include tax advisory services associated with our ongoing business and business ventures.

     All Other Fees. KPMG did not perform any services in this category for us in 2002.

                              ---------------------

                       OUR BOARD OF DIRECTORS UNANIMOUSLY
           RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
                      OF KPMG AS OUR INDEPENDENT AUDITORS.

                              ---------------------

                                 PROPOSAL THREE
                          APPROVAL OF 2003 NON-EMPLOYEE
                         DIRECTOR RESTRICTED STOCK PLAN

Background and Purposes of the 2003 Plan

     The purpose of the stock compensation plan is to assist us in attracting and retaining highly-qualified non-employee directors and further aligning the interests of the non-employee directors and our stockholders.

     In 2002, our corporate governance/nominating committee undertook a review of non-employee director compensation with a view toward determining whether the compensation paid to our non-employee directors is appropriate in type and amount, competitive with director compensation provided by other companies of similar size and in similar businesses and commensurate with the increased responsibilities being borne by our board and its committees under recent legislation and regulation.

     In particular, the committee noted that in past years a portion of non-employee director compensation was paid in the form of stock options. Under our 1996 Director Plan, each non-employee director elected at our annual meeting received an annual grant of options to purchase 1,000 shares of our common stock. In addition, certain option grants were performance based, where the performance targets were set by the board of directors and which were substantially similar to the targets established for management's options which we believe weakened oversight controls. Accordingly, we chose to terminate the 1996 Director Plan, which will not affect options already granted, and replace it with our 2003 Non-Employee Director Restricted Stock Plan. See "PROPOSAL THREE -- APPROVAL OF 2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN -- Background and Purposes of the 2003 Plan." In determining that stock options should be eliminated as a form of director compensation the committee considered various factors, including its belief that stock options may not provide the best means of aligning the interests of non-employee directors with those of stockholders.

     The committee reviewed data concerning the compensation provided to non-employee directors by other companies of comparable size and in similar businesses. The purpose of this review was to determine the appropriate amount of total compensation to be provided to our non-employee directors and whether that amount would be comparable to and competitive with the compensation levels provided by those other companies. In addition, we determined that by establishing a plan in which the recipient is taxed on the fair market value of the stock grant and where the recipient has a vested interest in the outcome of the stock, irrespective of its trading price, we more closely align directors with the interests of the stockholders and with the means in which we seek to provide incentives to our salaried employees.

     As a result of the above review, the committee recommended to our board that the compensation package for our non-employee directors should consist of a cash retainer of $9,000, cash payments for meetings attended depending on the type and length of the meeting, and a grant of restricted stock in an amount determined by the board of directors or any committee delegated responsibility by the board. In addition, the committee recommended to the board that a modest premium should be provided to the chairman and vice-chairman of the board of directors to compensate these individuals for the increased time commitment entailed by their positions, and that the chairmen of committees should receive a modest premium over the standard meeting fees for meetings of the committees they chair. The committee believes that the total value of the compensation package for non-employee directors falls at or near the average compensation provided by companies deemed comparable by the committee, with the cash compensation portion anticipated to fund primarily taxes due on the stock grant portion, thereby heavily weighting the award toward the equity portion of the grant. Our board of directors accepted the committee's recommendations with regard to the compensation package for non-employee directors.

     We are asking our stockholders to approve our 2003 Director Restricted Stock Plan. Our board of directors has approved the plan, subject to approval from our stockholders at the annual meeting. Approval of the plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the annual meeting. As of September 23, 2003, there are no outstanding awards granted under that plan.

Summary of the Plan

     Some key features of the 2003 Director Restricted Stock Plan are:

     o the granting of awards of restricted shares of our common stock, rather than awards of options;

     o only our non-employee directors are entitled to receive awards of restricted shares under the plan;

     o the maximum number of shares of our common stock that can be issued under the plan is 200,000;

     o the plan is administered by our corporate governance/nominating committee, which is composed solely of independent directors;

     o the maximum number of shares that can be issued under the plan in any year cannot exceed 2% of our outstanding stock at the beginning of the year in question; and

     o    the plan has a ten-year term.

     The following summary focuses on the principal features of the plan and its operation. This summary is qualified in its entirety by reference to the plan, which is set forth in Appendix D.

Administration of the Plan

     Our corporate governance/nominating committee, which is composed solely of independent directors, administers the plan. The committee has the sole discretion, subject to the rules and regulations of the SEC or The Nasdaq Stock Market, to interpret the plan and to adopt any rules or take any actions it deems necessary for the proper operation of the plan.

Limitations on Shares Issuable under the Plan

     The maximum number of shares that may be issued under the plan is 200,000. The number of shares issued in any plan year may not exceed 2% of the sum of our outstanding shares of common stock at the beginning of the year and any shares of common stock issuable upon the exercise of convertible securities such as preferred stock or convertible debt, but excluding shares issuable upon the exercise of options.

Awards/Eligibility

     The awards granted under the plan are of restricted shares of our common stock. Each of our non-employee directors is entitled to receive a grant of restricted stock under the plan. We currently have six non-employee directors. Employee directors are not entitled to receive share awards under the plan. The number of shares awarded to each non-employee director is determined by our board of directors. Under the plan, the chairman of the board receives an award that is increased by 50% compared to the award to the other non-employee directors, and the vice-chairman of the board receives an award that is increased by 25% compared to the award made to the other non-employee directors. Non-employee directors other than the chairman or vice-chairman are to receive equal awards except that the board, in its discretion, may award additional compensation to a non-employee director for assuming additional responsibilities such as serving on ad hoc committees.

Plan Years

     Awards are issued for a twelve-month period, known as a "plan year." The corporate governance/nominating committee can change the plan year, which could result in a plan year of less than twelve months. However, awards for any plan year of less than twelve months will be pro-rated to prevent non-employee directors from receiving additional shares solely as a result of a change in the plan year. For example, the initial plan year is the 2003 calendar year. If the committee decided to change the start of the plan year to May 1, this would create a four-month transition plan year for which non-employee directors would receive a share award equal to one-third of the award they would otherwise receive.

Vesting

     The shares issued to a non-employee director under the plan vest at the rate of one quarter on the last day of each quarter of the plan year for which the award was made, subject to the non-employee director's remaining as a director on the vesting date. If a share award is made after the first quarter of the plan year, vesting will occur as if the award had been made on the first day of the plan year. If a new director joins the board, he or she will receive a share award prorated as if he or she had joined the board as of the first day of the quarter in which he or she joined the board, and vesting for the share award will begin on the last day of the quarter in which he or she joined the board. If a director dies, vesting of the shares allocated to the director continues through the last day of the last quarter on which the director served on the board. If a director ceases to serve as a director for any reason other than death, the director will be fully vested as to all shares that would have vested as of the end of the last quarter in which the director served for any part of such quarter as a director, and all other shares granted to the director under the plan will be forfeited, unless the committee otherwise allows.

Restrictions on Transfer

     Shares issued under the plan may not be transferred for a minimum of one year after vesting occurs except in the case of a "change of control," which is defined as a transaction in which 50% of the beneficial ownership of our shares is acquired by a single person or entity. If a change of control occurs before the expiration of this one-year period, transfer is permitted as of the effective date of the change of control. After the expiration of this one-year period, the shares are generally non-transferable until the earliest of:

     o    a change of control;

     o    the first day of the fifth calendar year following the date of grant;
          or

     o    the date the non-employee director ceases to be a director.

     The committee has the ability to permit a transfer before the expiration of the above periods in its sole discretion.

Anti-dilution Adjustments

     The committee may make adjustments to the plan that it considers appropriate to account for stock dividends, stock splits, mergers, consolidations and similar transactions.

Amendment and Termination of the Plan

     The plan has a ten-year term, unless the board decides to terminate it earlier. The board may amend the plan, but no amendment may be made without stockholder approval if it would:

     o increase the number of shares available for issuance under the plan, except in connection with an anti-dilution adjustment;

     o    cause the plan to fail to comply with SEC Rule 16b-3; or

     o    materially modify the plan's eligibility requirements.

     The board may terminate the plan at any time.

New Plan Benefits Under the Non-Employee Directors Plan

     No outstanding award under the 2003 Non-Employee Director Restricted Stock Plan is subject to stockholder approval of the plan. Except as indicated below, future awards under the plan cannot be determined at this time. Our board of directors has approved grants of restricted stock to non-employee directors for 2003 as reflected in the following table:

                             New Plan Benefits Table
                       2003 Director Restricted Stock Plan

                                              2003 Grants Approved Subject to
                                               Stockholder Approval of Plan
                                           -------------------------------------
                                                             Number of Shares of
Name and Position                          Dollar Value       Restricted Stock
-----------------                          ------------      -------------------
Non-Employee Director Group .........       $140,535(1)            40,500

------------
(1) The dollar value of the grants of stock to be made under the plan if it is approved by stockholders was calculated by multiplying the number of shares to be granted by the closing price of our common stock on The Nasdaq National Market on September 2, 2003.

Federal Tax Aspects

     We will generally be entitled to a tax deduction in connection with a share award under the plan in an amount equal to the ordinary income realized by a non-employee director at the time the non-employee director recognizes the income. The non-employee director generally will be treated as receiving compensation, taxable as ordinary income, at the time that the shares vest equal to the excess of the fair market value over the amount, if any, paid for the shares on the vesting date. If, however, the shares cannot be sold without incurring liability under Section 16(b) of the Exchange Act, the vesting date will be treated as the date the shares can be sold without incurring such liability. In the alternative, if the non-employee director files an election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code" within thirty days of receiving the shares, an amount equal to the excess of the fair market value of the shares at the time of receipt, determined without regard to any restrictions other than those that by their terms never lapse, over the amount paid for the shares, will be taxed as ordinary income in the year the shares are received. If the shares are later forfeited, the non-employee director generally will recognize a capital loss equal to the excess of the amount paid, if any, for the shares over the amount received, if any, on forfeiture.

                              ---------------------

                       OUR BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

                              ---------------------

                                  PROPOSAL FOUR
                      APPROVAL OF LONG-TERM INCENTIVE PLAN

Background and Purposes of the 2003 Long-Term Incentive Plan

     We currently grant options to our employees under our 1996 Omnibus Plan. In 2003, our newly constituted compensation committee reviewed the 1996 Omnibus Plan with a view toward determining whether the eligible recipients, form of compensation and terms and limitations under the 1996 Omnibus Plan provided proper incentives to our employees with regard to maximizing long-term stockholder value, and were otherwise appropriate in light of the new compensation committee's philosophy.

     The compensation committee noted in particular that: (1) the 1996 Omnibus Plan had no outside date for termination, thereby denying stockholders the ability to revisit the plan; (2) there was no limit on the aggregate number of shares that could be granted under the plan; (3) re-pricing of options was allowed, thereby providing the possibility to compensate management when we failed to achieve targeted goals; and (4) the plan did not call for the grant of restricted stock, which the board feels can be a better way to provide incentives to management than stock options or stock appreciation rights. Accordingly, the board unanimously voted to terminate the 1996 Omnibus Plan on the earlier of adopting the 2003 Long-Term Incentive Plan or the date of our annual meeting in 2004. Any options previously granted under the 1996 Omnibus Plan will not be impacted by terminating the plan.

     We are asking our stockholders to approve our 2003 Long-Term Incentive Plan. Our board of directors has approved the plan. Approval of the plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the annual meeting. As of September 30, 2003, there are no outstanding awards previously granted under the 2003 Long-Term Incentive Plan.

Summary of the Plan

     Some key features of the 2003 Long-Term Incentive Plan include:

     o the plan provides for the granting of awards of restricted shares of our common stock or other stock-based awards, in addition to awards of options;

     o the maximum number of shares of our common stock that can be issued upon the exercise of options, or restricted shares or other stock-based awards granted under the plan is 550,000;

     o the plan is administered by our compensation committee, which is composed solely of independent directors;

     o    the plan has a ten-year term.

     The following summary focuses on the principal features of the plan and its operation. The summary is qualified in its entirety by reference to the plan, which is set forth in Appendix E.

Administration of the Plan

     Our compensation committee, which is composed solely of independent directors, administers the plan. Subject to the terms of the plan and the rules and regulations adopted by the SEC or The Nasdaq Stock Market, the committee has the sole discretion to interpret the plan, amend or waive any provision or limitation of an option or award of restricted stock made under the plan, approve the forms of agreement to be used under the plan and take any other actions it deems necessary for the proper operation of the plan.

Limitations on Shares Issuable under the Plan

     The maximum number of shares that may be issued under the plan, either as restricted shares, upon the exercise of options granted under the plan or in connection with other stock-based awards, is 550,000. No individual may receive grants of options during a particular calendar year that allow him or her to purchase more than 100,000 shares. If an option granted under the plan expires or is terminated, the shares subject to the option are available for future issuance under the plan, but count against the annual limit for the holder of the expired or terminated option. To the extent any award is purchased through a cashless exercise, any shares or options used to effect the cashless exercise are not eligible for reissuance under the plan.

Awards/Eligibility

     The awards granted under the plan may be of restricted shares of our common stock, options to purchases shares of our common stock, or other stock-based awards, such as awards valued by reference to the value of our common stock. Other stock-based awards may be settled in cash, shares of our common stock or some combination of cash and shares. Our compensation committee will determine which of our employees are eligible to receive awards under the plan. Awards may also be granted to our directors, or to consultants, independent contractors or others who provide bona fide services to us so long as the services are not in connection with the offer and sale of our securities and do not promote or maintain a market for our securities.

     The committee will determine the number of shares to be subject to options granted under the plan, the exercise price of the options, terms of restriction and the other terms and conditions of the options. The committee also will determine the number of shares to be included in awards of restricted shares under the plan, the terms of the restrictions on these shares, the form of other stock-based awards, the number of shares awarded under or related to a stock-based award, whether a stock-based award settles in cash or stock, and all other terms and conditions of stock-based awards.

Grants of Options under the Plan

     Options may be granted under the plan as incentive stock options, or "ISOs," within the meaning of Section 422 of the Internal Revenue Code or as nonqualified options. ISOs may only be granted to our employees or employees of our subsidiaries. Options granted under the plan will vest and become exercisable at such times as our compensation committee specifies in the applicable grant agreement entered into with a plan participant, except that in the event of a "change in control," as discussed under the heading "change in control" below. Upon vesting of an option, it may be exercised in whole or in part during the period the option is exercisable.

Prohibition on Re-pricing; Prohibition on Certain Actions

     Options granted under the plan may not be repriced. In addition, while the compensation committee has the discretion to amend the terms of options or awards of restricted stock or other stock-based awards after they are granted, it cannot take any action that would have the effect of amending the plan in a manner that would otherwise require stockholder approval.

Terms of Options

     The maximum option period specified by the plan is generally five years, but the committee may specify a shorter or longer period for any individual award, except that no option granted under the plan may have a term greater than ten years. In the case of ISOs, the maximum option period is five years for awards to a participant who owns more than 10% of the total combined voting power of all classes of our stock.

Exercise of Options in Event of Termination of Employment

     If an employee's employment with us is terminated for any reason, any options held by the employee may be exercised for a period specified in the relevant option agreement.

Exercise Price of Options Granted under the Plan

     The exercise price of ISOs granted under the 2003 Long-Term Incentive Plan may be no less than 100% of the "fair market value," as defined in the plan, of our common stock on the grant date. The exercise price of options not intended to be ISOs must be at least equal to the par value of our common stock, which is $.005 per share. No ISO may be granted to a participant owning more than 10% of the total combined voting power of all classes of our stock unless the exercise price is at least 110% of the fair market value of the shares issuable on exercise of the ISO, determined as of the date the ISO is granted. The plan defines "fair market value" to mean, the final closing price as quoted on The Nasdaq Stock Market, for so long as our shares are included for quotation on Nasdaq; otherwise, if our shares are listed on an established stock exchange, the closing price on the relevant market or, if there is no closing price, the mean between the highest bid and lowest ask price. If our shares are not listed on an exchange or included on Nasdaq, the committee will determine the fair market value.

Limitation on Value of ISOS Granted to Individual

     ISOs granted under the plan are subject to the restriction that the total fair market value, determined as of the date of grant, of the shares of common stock underlying ISOs awarded under the plan, plus the shares of common stock underlying stock options awarded under any other stock option plans we maintain that satisfy the requirements of Section 422 of the Code, which first become exercisable by a participant in any calendar year cannot exceed $100,000.

Transferability of Options

     In general, options granted under the plan will be transferable only by will or the laws of descent and distribution.

Vesting of Restricted Shares

     Restricted shares issued to an employee under the plan will vest as determined in the relevant grant agreement. The committee may waive the vesting requirement with regard to any grant of restricted shares.

Restrictions on Transfer of Restricted Shares

     Shares issued to employees under the 2003 Long-Term Incentive Plan are transferable as determined in the relevant grant agreement. The committee has the ability to permit a transfer before the expiration of the period specified in the agreement in its sole discretion.

Change in Control

     The plan provides that unless otherwise provided in the applicable award agreement at the time of grant, on the effective date of termination of employment of an employee of ours "without cause," as defined in the relevant option agreement, within one year following a "change in control," all time-based options granted under the plan will vest in full and become immediately exercisable, any restrictions imposed on restricted shares will lapse, and the maximum payout opportunities attainable under all other time-based stock-based awards will be deemed to have been fully earned. To the extent the awards are performance based, then in the year following a change in control if the employee's employment is terminated without cause, the employee will be entitled to vest as to that percentage of the performance-based award that would have been earned based upon the assumption that the annualized rate of performance for all completed quarters in that year had been achieved, with the award being that level of achievement multiplied by the percentage of four calendar quarters that were completed in that year prior to termination of employment. Payments in the event of discharge without cause in one year following a change in control may be made in cash or in common stock. If a change in control occurs, but the employee is not terminated within one year, the vesting provisions associated with each option will not accelerate.

     Under the plan a "change in control" occurs in the following circumstances:

     o When any individual, entity or group becomes the beneficial owner of over 50% of either our outstanding common stock or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors, or "voting power," unless the shares or voting power are acquired directly from us, or acquired by us, our subsidiaries, an employee benefit plan sponsored or maintained by us or our subsidiaries, or an underwriter temporarily holding securities in connection with an offering. Any acquisition as part of a merger or similar transaction that would not result in a change of control under paragraph 3 below also will not be considered a change of control;

     o Upon completion of a merger, consolidation, asset sale, stock acquisition or similar transaction involving us or our subsidiaries unless, immediately following the business combination, substantially all of persons who were the beneficial owners of our outstanding stock or voting power, beneficially own 50% or more of the outstanding shares and the total voting power of the surviving corporation, in substantially the same proportion as their ownership, immediately before the business combination, of our outstanding common stock or total voting power; no person, other than an employee benefit plan sponsored by the surviving corporation, is the beneficial owner of 50% or more of the outstanding shares of common stock and the total voting power of the surviving corporation; or

     o Upon approval by our stockholders of our complete liquidation or dissolution.

     Notwithstanding the above, a change in control will not be deemed to occur with respect to a particular participant if the acquisition of the 50% or greater interest referred to above is by a group, acting in concert, that includes the participant or if at least 40% of the outstanding common stock or combined voting power of the surviving corporation is beneficially owned, immediately after the transaction, by a group, acting in concert, that includes the participant.

Anti-dilution Adjustments

     The committee may make adjustments to the plan that it considers appropriate to account for stock dividends, stock splits, mergers, consolidations and similar transactions.

Amendment and Termination of the Plan

     The plan has a ten-year term, unless it is terminated earlier by our board. The board may amend the plan and may amend awards granted under the plan, but no amendment may be made without stockholder approval if it would:

     o increase the number of shares available for issuance under the plan, except in connection with an anti- dilution adjustment;

     o    cause the plan to fail to comply with SEC Rule 16b-3;

     o    materially modify the plan's eligibility requirements; or

     o have the effect of creating a right which could not have been granted in the first instance without stockholder approval.

     The board may terminate the plan at any time; awards in place as of the date of termination of the plan will survive its termination.

New Plan Benefits Under the Long-Term Incentive Plan

     No outstanding award under the 2003 Long-Term Incentive Plan is subject to stockholder approval of the plan. Future awards under the plan cannot be determined at this time. However, we have hired certain key employees with the undertaking to cause stock-based awards to be provided in 2003 with the intention that such awards, as well as additional awards to other existing employees of ours, will be granted in 2003 under the plan, assuming its approval by stockholders.

Federal Tax Aspects

     This subsection summarizes the general federal income tax consequences to U.S. taxpayers and to us of awards of restricted shares, options or other equity-based awards under our 2003 Long-Term Incentive Plan. The tax consequences for any particular individual may be different.

     ISOs. Generally, a participant in the plan will not realize taxable compensation income at the time an ISO is granted or exercised. However, except in the event of death, if an ISO is exercised more than three months or, in the case of termination as a result of permanent and total disability, more than one year, following the participant's termination of employment, i.e., a "disqualifying exercise," the participant will be treated as receiving compensation and will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. In addition, the excess of the fair market value of the shares received upon exercise of the ISO over the option exercise price is potentially subject to the alternative minimum tax.

     At the time that shares of common stock underlying an ISO are sold, the excess of the sales price over the exercise price will be taxed as long-term capital gain. If the participant has held the shares for at least one year after exercise of the ISO and two years after the date the ISO was granted. If a participant sells shares of common stock underlying an ISO in a disqualifying disposition, i.e., within one year after the exercise of the ISO or within two years after the grant of the ISO, regardless of whether the ISO is being exercised with previously acquired shares of common stock, the participant will be treated as receiving compensation, taxable as ordinary income, in the year of the disqualifying disposition in the amount of the excess of the option exercise price over the lesser of the fair market value of the stock on the date of exercise and the sales price of the stock. Any amount recognized as ordinary income upon the exercise of an ISO is added to the option exercise price in determining the participant's tax basis in the shares sold, and the participant will recognize short-term or long-term capital gain, as applicable, on the amount of the excess, if any, of the amount realized on sale and the participant's adjusted tax basis in the shares sold. In addition, in these circumstances, there may be an adjustment in the calculation of the participant's alternative minimum tax.

     We are generally not entitled to a deduction as a result of the grant or exercise of an ISO. However, if the participant recognizes ordinary income as a result of a disqualifying exercise or disposition, we are entitled to a deduction of an equivalent amount in the year in which the disqualifying exercise or disposition occurs, subject to the deduction limitations under
Section 162(m) of the Code. The ISOs are designed to qualify for the "performance-based compensation" exemption from the $1 million compensation limit of Section 162(m) of the Code. Therefore, ordinary income recognized by a participant on a disqualifying disposition will be exempt from the deductibility limitations of Section 162(m) of the Code.

Nonqualified Options

     Generally, a plan participant will not realize taxable income at the time a nonqualified option is granted, nor will we be entitled to a deduction at that time. Upon exercise of a nonqualified option, the participant generally will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. At that time, subject to the limitations of Section 162(m) of the Code, we normally will be entitled to a tax deduction in an amount equal to the amount included in income by the participant. The non-qualified options are designed to qualify for the "performance-based compensation" exemption from the $1 million compensation limit of Section 162(m) of the Code. Therefore, ordinary income recognized by a participant on a exercise of the non-qualified option will be exempt from the deductibility limitations of Section 162(m) of the Code.

     Upon the sale of stock acquired upon exercise of a nonqualified option, the excess of any amount realized upon the sale over the fair market value of the shares at the time of exercise will be treated as a long-term or short-term capital gain or capital loss depending on whether the stock has been held for more than a year after exercise. If the amount realized on sale is less than the fair market value of the shares on the exercise date, the participant will recognize capital loss in the amount of this difference. This capital loss may be offset only against capital gains.

Restricted Shares or Other Stock-Based Awards

     We will generally be entitled to a tax deduction in connection with a share award or other stock-based award under the plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income. The participant generally will be treated as receiving compensation, taxable as ordinary income, at the time that the shares or other stock-based award vests equal to the excess of the fair market value over the amount, if any, paid for the shares on the vesting date. If, however, the shares or other stock-based award cannot be sold without incurring liability under Section 16(b) of the Securities Exchange Act, the vesting date will be treated as the date the share can be sold without incurring such liability. In the alternative, if the participant files an election with the Internal Revenue Service pursuant to
Section 83(b) of the Code within thirty days of the receipt of the shares or other stock-based award, an amount equal to the excess of the fair market value of the shares at the time of receipt, determined without regard to any restrictions other than those that by their terms never lapse, over the amount paid for the shares or other stock-based award, if any, will be taxed as ordinary income in the year the shares are received. If the shares or other stock-based award are later forfeited, the participant generally will recognize a capital loss equal to the excess of the amount paid, if any, for the shares or other stock-based award over the amount received, if any, on forfeiture.

                              ---------------------

                       OUR BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                         2003 LONG-TERM INCENTIVE PLAN.

                              ---------------------

                                  PROPOSAL FIVE
                        APPROVAL OF REVERSE/FORWARD SPLIT

Summary

     Our board of directors has authorized, and recommends that you approve, a 1-for-100 reverse stock split of our common stock, followed immediately by a 100-for-1 forward stock split. Under the reverse split, 100 shares of common stock registered in the name of a stockholder at the effective time of the reverse split will be converted into one share of common stock, followed immediately by a forward stock split under which each share of common stock outstanding upon completion of the reverse split will be converted into 100 shares of common stock. As permitted under Delaware law, shares of common stock that would be converted into less than one share in the reverse split will instead be converted into the right to receive a cash payment, as described below. We will make these cash payments from our general corporate funds. Any shares we redeem will revert to authorized but unissued shares.

     If a registered stockholder holds 100 or more shares of common stock in his or her account at the effective time of the reverse split, he or she will not receive cash for any fractional share in his or her account resulting from the reverse split and the total number of shares held by the holder will not change as a result of the reverse/ forward split. Our board of directors reserves the right to abandon the reverse/forward split even if approved by the stockholders.

     We believe that the reverse/forward split will provide holders of fewer than 100 shares with a way to dispose of their shares without incurring transaction costs and reduce our stockholder record keeping and mailing expenses. In many cases, holders of fewer than 100 shares would incur brokerage commissions or other transaction costs in an amount equal to a large percentage of the proceeds of the sale of their shares. In the reverse/forward split, these holders will receive cash for their shares without incurring any transaction costs. In deciding whether to proceed with the reverse/forward split, the board will consider factors such as:

     o the prevailing trading price and trading volume for our common stock at the time the decision is made;

     o the anticipated impact of the reverse/forward split on the trading market for our common stock;

     o the availability of funds required to make the cash payments to stockholders with small holdings whose shares are to be converted into the right to receive cash in the reverse/forward split; and

     o    prevailing general market and economic conditions.

     If approved and implemented, the reverse/forward split will become effective thirty days after our annual meeting upon the filing of the necessary amendments to our certificate of incorporation with the Secretary of State of the State of Delaware. We refer to this as the "effective date." The forms of the proposed amendments to our certificate of incorporation necessary to effect the reverse/forward split are attached to this proxy statement as Appendices F and G.

Background and Purpose of the Reverse/Forward Split

     We have approximately 1,932 stockholders, including 1,121 holders of record and 811 beneficial owners holding shares in street name. As of September 2, 2003, approximately 685 registered holders of our common stock owned fewer than 100 shares, representing approximately 61% of the total number of registered holders of our common stock, but only 2.1% of the total number of our outstanding shares of common stock. In addition, as of September 2, 2003, approximately 221 stockholders holding common stock in street name through a nominee, such as a bank or broker-dealer, owned fewer than 100 shares of our common stock, representing approximately 27% of the total number of street name stockholders, but only .21% of the total number of outstanding shares of our common stock held by street name stockholders. This large number of stockholders is the result primarily of our origins predating the development of our hotel business, when we were a public shell with a large number of small stockholders, with relatively minor amounts of invested cash. Over time, others invested in our stock in larger blocks.

     The cost of administering each stockholder's account, whether registered or in street name, is the same regardless of the number of shares held in the account. We estimate that if we complete the reverse/forward split we will reduce the total cost of administering stockholder accounts by at least 50% of our total costs, or approximately $25,000 per year. Although difficult to quantify, we anticipate that the reverse/forward split will result in additional savings by allowing us to allocate the time of various administrative personnel currently devoted to administering stockholder accounts to operational matters, and may eliminate the need for us to hire additional administrative staff.

Effect on Stockholders

     If approved and implemented, the reverse/forward split will have no effect on stockholders owning 100 or more shares of common stock. The shares of registered stockholders holding fewer than 100 shares of common stock will be converted into the right to receive cash equal to the average official closing price of our common stock on The Nasdaq National Market over the thirty trading days immediately preceding the effective date.

     We intend to treat stockholders holding common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as stockholders whose shares are registered in their names. We will instruct all nominees to effect the reverse/forward split for their beneficial holders. These nominees may, however, have different procedures for effecting the splits. Thus, stockholders holding shares in street name should contact their nominees.

     If stockholders holding fewer than 100 shares do not want to dispose of their holdings of common stock, they may purchase additional shares on the open market before the effective date of the reverse/forward stock split or, if applicable, consolidate their accounts into an account with at least 100 shares of common stock. Consolidation of accounts could take a substantial amount of time, particularly if accounts are held at different financial institutions. Even if a stockholder initiates the consolidation of his or her accounts substantially in advance of the effective date, there is no assurance that the accounts will be consolidated by the effective date or, even if they are consolidated, that the financial institution holding the consolidated account will provide notice to the transfer agent by the effective date. If the transfer agent does not receive notice of the consolidation of accounts holding fewer than 100 shares by the effective date, whether or not the accounts are consolidated by this date, a stockholder will receive a cash payment with respect to the shares in any account that held less than 100 shares before the consolidation.

Structure of the Reverse/Forward Split

     The reverse/forward split includes both a reverse stock split and a forward stock split of our common stock. If the reverse/forward split is approved by stockholders and implemented by our board, the reverse split is expected to occur at 5:00 p.m. central time on the effective date and the forward split is expected to occur at 5:01 p.m. central time on the effective date. Upon completing the reverse split, each registered stockholder on the effective date will receive one share of common stock for each 100 shares of common stock held in the holder's account. If the holder owns 100 or more shares on the effective date of the reverse split, any fractional shares resulting from the reverse split in the account will not be cashed out.

     Any stockholder holding fewer than 100 shares of common stock at the time of the reverse split will receive a cash payment instead of fractional shares. This cash payment will be determined based on the average official closing price of our stock on The Nasdaq National Market over the thirty trading days immediately preceding the effective date. On days that our stock does not trade, if any, the official closing price will be the same as the official closing price of the previous day. Immediately following the reverse split, all stockholders who have not received cash for their shares will receive 100 shares of common stock for every one share of common stock they held following the reverse split.

     The following examples illustrate the reverse/forward split for hypothetical stockholders, assuming the cash-out price is $3.25 per share.

Mr. Howard is the registered owner of 55 shares.          Mr. Howard's shares would be converted into the right
                                                          to receive $178.75 in cash. If Mr. Howard wants to
                                                          continue his investment in us, he can, prior to the
                                                          effective date, buy at least 45 more shares of our
                                                          common stock. Mr. Howard would have to act far
                                                          enough in advance of the reverse/forward split so that
                                                          the purchase is completed and the additional shares are
                                                          credited in his account prior to 5:00 p.m. central time,
                                                          on the effective date.

Mr. Hardy has two separate record accounts. As of the     Mr. Hardy will receive cash payments equal to the
effective date, he holds 55 shares of common stock in     cash-out price of his common stock in each record
one account and 50 shares of common stock in the          account instead of receiving fractional shares.
other. All of his shares are registered in his name.      Mr. Hardy would receive two checks totaling $341.25.
                                                          If Mr. Hardy wants to continue his investment in us, he
                                                          can consolidate or transfer his two record accounts prior
                                                          to 5:00 p.m. central time on the effective date into an
                                                          account with at least 100 shares of common stock.
                                                          Alternatively, he can buy at least 45 more shares for the
                                                          first account and 50 more shares for the second account.
                                                          He would have to act far enough in advance of the
                                                          reverse/forward split so that the consolidation or the
                                                          purchase is completed by 5:00 p.m. central time on the
                                                          effective date. Even if he does consolidate these
                                                          accounts, there is no assurance that accounts will be
                                                          consolidated by the effective date or, even if they are
                                                          consolidated, that the financial institution holding the
                                                          consolidated account will provide timely notice to the
                                                          transfer agent. If the transfer agent does not receive
                                                          timely notice, Mr. Hardy will receive a cash payment of
                                                          $341.25 and will not retain his shares.

Mr. Rice holds 125 shares of common stock as of the       After the reverse/forward split, Mr. Rice will continue
effective date.                                           to hold all 125 shares of common stock.

Mr. Holocek holds 55 shares of common stock in            We intend for the reverse/forward split to treat
street name.                                              stockholders holding common stock in street name
                                                          through a nominee, such as a bank or broker-dealer, in
                                                          the same manner as stockholders whose shares are
                                                          registered in their names. Nominees will be instructed to
                                                          effect the reverse/forward split for their beneficial
                                                          holders. Nominees may, however, have different procedures
                                                          and stockholders holding common stock in street name
                                                          should contact their nominees.

Effect of the Reverse/Forward Split on Our Stockholders

     Stockholders with Fewer than 100 Shares of Common Stock. If you are a stockholder holding fewer than 100 shares of common stock immediately before the reverse split:

     o    You will receive a cash payment for your shares.

     o After the reverse split, you will have no further interest in us except the right to receive payment for your shares. Your shares will be treated as having been redeemed and will not be treated as outstanding for any other purpose. Thus, you will have no right to vote as a stockholder or share in our assets, earnings, or profits or in any dividends paid after the reverse split. In addition, we will not pay any interest for the time between the effective date and the date you receive payment.

     o    You will not have to pay any service charges or brokerage commissions.

     o As soon as practicable after the time we effect the reverse/forward split, you will receive a payment for the cashed-out shares you held immediately prior to the reverse split in accordance with the procedures described below.

               Holders of Book-Entry Shares: If you are receiving cash for registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the effective date. Signing and cashing this check will constitute a representation on your part that you owned the shares in question.

               If You Hold Certificated Shares: If you are receiving cash for your shares and hold a stock certificate representing the shares, you will receive a transmittal letter as soon as practicable after the effective date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to our transfer agent, Affiliated Stock Transfer Company, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s), together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

     o You will be subject to tax to the extent the cash you receive exceeds your adjusted tax basis in the shares.

     o All amounts owed to you will be subject to state abandoned property laws.

     If you want to continue to hold common stock after the reverse/forward split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:

     1. Purchase a sufficient number of shares of common stock on the open market so that you hold at least 100 shares of common stock in your account prior to the reverse split; or

     2. If applicable, consolidate your accounts so that you hold at least 100 shares of common stock in one account before the reverse split.

     If you attempt to consolidate your accounts by the effective date, there is no assurance that the consolidation will be completed by the effective date or, even if it is completed, that the financial institution holding the consolidated account will provide notice of the consolidation to the transfer agent by the effective date. If the transfer agent does not receive notice that your accounts have been consolidated by the effective date, whether or not your accounts are consolidated by this date, you will receive a cash payment and will not retain your shares

     Stockholders with 100 or More Shares of Common Stock. If you are a registered stockholder with 100 or more shares of common stock as of 5:00 p.m. on the effective date, we will first reclassify your shares into one one-hundredth of the number of shares you held immediately before the reverse split. One minute after the reverse split, at 5:01 p.m., we will reclassify your shares in the forward split into 100 times the number of shares you held after the reverse split, which will result in your holding the same number of shares you held before the reverse split. As a result, the reverse/forward split will not affect the number of shares that you own. To illustrate, if you held 150 shares of common stock in your account immediately before the reverse split, your shares would be converted into 1.5 shares in the reverse split and then back to 150 shares in the forward split.

Current and Former Employees and Directors:

     If you are a current or former employee or a director, you may own restricted shares of our common stock or hold options to purchase our common stock through our stock plans. With respect to restricted shares of our common stock, you will be treated in the same manner as other stockholders. If you hold options to purchase less than 100 shares, you will not receive a cash payment for these options. The reverse/forward split will not affect the number of shares issuable upon the exercise of these options.

Determination of Cash-Out Price

     In order to avoid the expense and inconvenience of issuing fractional shares to stockholders who hold less than one share of common stock after the reverse split, under Delaware state law we are required to pay you "fair value" for any fractional shares that we decide to redeem. If stockholders approve the proposal at the annual meeting and the reverse/forward split is completed, our board of directors has decided to pay cash for the fractional shares based on the average official closing price of the common stock on The Nasdaq National Market over the thirty trading days immediately preceding the effective date. The average official closing price over these thirty trading days will be used even if our stock does not trade on one or more of the days. On days that our stock does not trade, if any, the official closing price will be the same as the official closing price of the previous day. Our board believes that the closing prices over a period of thirty trading days best approximates "fair value." The board does not intend to obtain any appraisals or fairness opinions in connection with the reverse/forward split.

Effect of the Reverse/Forward Split

     The reverse/forward split will not affect the registration of the common stock with the SEC under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the reverse/forward split will affect the continued inclusion of the common stock in The Nasdaq Stock Market. The par value of our common stock will remain at $.005 per share after the reverse/forward split.

     The number of authorized shares of common stock will not change as a result of the reverse/forward split. On September 2, 2003, there were 4,997,788 shares of common stock issued and outstanding.

     The total number of shares that will be cashed-out and the total cash to be paid by us will not be determined until after the effective date. By way of example, if the reverse/forward split had been completed as of September 2, 2003, when the average official closing price per share of our common stock on The Nasdaq National Market for the previous thirty trading days was $3.32, and assuming 35,365 share were redeemed, we would have made cash payments for these redeemed shares totaling $117,412. The trading days used to calculate the average price of $3.32 would have included four days on which our stock did not trade. The actual amounts will depend on the number of fractional shares redeemed on the effective date.

Stock Certificates

     The reverse/forward split will not affect any certificates representing shares of common stock held by registered stockholders owning 100 or more shares immediately before the reverse split. Existing certificates held by any of these stockholders will continue to evidence ownership of the same number of shares as set forth on the face of the certificate.

Potential Anti-Takeover Effect

     The reverse/forward split is not being proposed in response to any effort to accumulate shares of our common stock or obtain control, nor is it part of a plan by management to recommend to the board of directors and stockholders a series of amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or gain control.

Regulatory Requirements

     We do not believe that the reverse/forward split will require the approval of any government agency. Our board of directors has not recommended the reverse/forward split as the first step in a "going-private" transaction.

Certain Federal Income Tax Consequences

     General Information. We have summarized below certain federal income tax consequences to us and our stockholders resulting from the reverse/forward split. This summary is based on U.S. federal income tax law existing as of the date of this proxy statement. These laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many stockholders, such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including stockholders who received common stock as compensation for services or pursuant to the exercise of an employee stock option. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets under the Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

     We believe that the reverse/forward split will be treated as a tax-free "recapitalization" for federal income tax purposes.

     Federal Income Tax Consequences to Stockholders Who Retain All Shares of Their Stock. If you continue to hold common stock immediately after the reverse/forward split, and receive no cash as a result of the reverse/ forward split, you will not recognize any gain or loss in the reverse/forward split and you will have the same adjusted tax basis and holding period in your common stock as you had in the stock immediately before the reverse/ forward split.

     Federal Income Tax Consequences to Cashed-Out Stockholders. The federal income tax consequences to cashed-out stockholders will depend in part on whether, in addition to receiving cash, you or a person or entity related to you continues to hold common stock immediately after the reverse/forward split. The tax consequences of these alternatives are discussed below.

     o If you receive cash in exchange for a fractional share as a result of the reverse/forward split, do not continue to hold any common stock immediately after the reverse/forward split, and are not related to any person or entity which holds common stock immediately after the reverse/forward split, you will recognize capital gain or loss in an amount equal to the difference between the cash you receive for your stock and your aggregate adjusted tax basis in the stock.

     o If you are related to a person or entity who continues to hold common stock immediately after the reverse/ forward split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either is "not essentially equivalent to a dividend," or is a "substantially disproportionate redemption of stock," as described below.

          o Not Essentially Equivalent to a Dividend. You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in us resulting from the reverse/forward split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

          o Substantially Disproportionate Redemption of Stock. The receipt of cash in the reverse/forward split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of common stock owned by you immediately after the reverse/forward split is less than 80% of the percentage of shares of common stock owned by you immediately before the reverse/forward split.

     In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

     If you both receive cash as a result of the reverse/forward split and continue to hold common stock immediately after the reverse/forward split, you generally will recognize gain, but not loss, in an amount equal to the lesser of the excess of the sum of the aggregate fair market value of your shares of common stock plus the cash received over your adjusted tax basis in the shares, or the amount of cash received in the reverse/forward split. In determining whether you continue to hold common stock immediately after the reverse/forward split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of common stock held immediately after the reverse/forward split will be equal to your aggregate adjusted tax basis in your shares of common stock held immediately prior to the reverse/forward split, increased by any gain recognized in the reverse/forward split, and decreased by the amount of cash received in the reverse/forward split.

     Any gain recognized in the reverse/forward split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either is "not essentially equivalent to a dividend" with respect to you, or is a "substantially disproportionate redemption of stock" with respect to you, under the tests described above. In applying these tests, you may possibly take into account sales of shares of common stock that occur substantially contemporaneously with the reverse/forward split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

     You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the reverse/forward split, in light of your specific circumstances.

Appraisal Rights

     Stockholders do not have appraisal rights under Delaware state law or under our certificate of incorporation or by-laws in connection with the reverse/forward split.

Reservation of Rights

     We reserve the right to abandon the reverse/forward split without further action by our stockholders at any time before the filing of the necessary amendments to our certificate of incorporation with the Secretary of State of the State of Delaware, even if the reverse/forward split has been authorized by our stockholders at the annual meeting.

                              ---------------------

           OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT
                         A REVERSE/FORWARD STOCK SPLIT.

                              ---------------------

                          STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period beginning December 31, 1997 and ending December 31, 2002. All return figures assume that dividends are reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG ARLINGTON HOSPITALITY, INC.
               NASDAQ MARKET INDEX AND NASDAQ NON-FINANCIAL INDEX

[REPRESENTATION OF LINE CHART]

                     ASSUMES $100 INVESTED ON DEC 31, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

Date                                     12/31/97      12/31/98     12/31/99     12/31/00     12/31/01      12/31/02
----                                     --------      --------     --------     --------     --------      --------
Arlington Hospitality, Inc. ..........    100.000        66.30        58.70        54.35        36.35         60.17
Nasdaq US ............................    100.000       141.04       248.76       156.35       124.64         86.94
Nasdaq Non-Financial .................    100.000       162.61       316.32       191.42       147.18        100.73

     Assumes $100 invested on December 31, 1997 in the Common Stock of Arlington Hospitality, Inc. and The Nasdaq Stock Market and the Nasdaq Non-Financial Stocks. Assumes reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     Dr. Dayan, one of our directors, and parties related to him, have invested approximately $3.1 million in seven joint ventures with us since 1988 on the same terms as all other investors in the joint ventures. In three joint ventures, we guaranteed minimum annual distributions to the partners equal to 10% of their original capital contribution. We also granted these partners the right to convert their joint venture interests into shares of our common stock, under certain conditions. As of January 1, 2002 two of these joint ventures remained in existence, and since that date we have purchased the limited partners' interests in these two joint ventures at prices previously agreed to in September 2000 in connection with their approval of the sale of the AmeriHost Inn brand and franchising rights to Cendant Corporation. We acquired the limited partners' interests in one of the joint ventures in May 2002 for $815,000. In connection with the other joint venture, we paid the limited partners a total of $25,000 in January 2003 to extend the deadline for acquiring the limited partners' interests. We then acquired the limited partners' interests in this joint venture for $830,000 in September 2003. The underlying hotels for both of these joint ventures have since been sold. As of the date of this proxy statement Dr. Dayan and related parties are no longer investors in any joint venture in which we participate.

     Dr. Dayan is also the owner and chairman of the board of directors of the company that owns Pan American Bank. In the past this bank has provided mortgage financing to us and joint ventures in which we were a partner. Since January 1, 2002, we or our affiliates have repaid all remaining loans from Pan American Bank, totaling $1.7 million, with proceeds from the sales of the two hotels securing these loans. Since the final repayment, we have not entered into any transactions with Pan American Bank, and we do not intend to transact any future business with Pan American Bank so long as Dr. Dayan continues to serve as a director and is affiliated with Pan American Bank.

     Mr. Romano is an executive officer of Bridgeview Bank & Trust. This bank provided us with a $7.5 million operating line-of-credit until February 19, 2002, when we transferred the line-of-credit to another lender. We formerly maintained several demand deposit accounts at Bridgeview Bank & Trust, but by December 31, 2002 had transferred all of these accounts to the bank which is now providing our line of credit. Since December 31, 2002 we have not entered into any transactions with Bridgeview Bank & Trust and we do not intend to transact any future business with Bridgeview Bank & Trust for so long as Mr. Romano continues to serve as a director and is affiliated with Bridgeview Bank & Trust.

     Pursuant to separation agreements with Michael Holtz, our former president and chief executive officer, we sold two AmeriHost Inn hotels to entities controlled by Mr. Holtz on December 12, 2002. The agreements required, as a condition precedent to closing, that we be released from existing mortgage liabilities and that the hotels be sold for no less than appraised value as determined by an independent third party appraiser. In addition, the sale agreements provided that in the event of a resale or refinancing of either hotel within five years of the closing at a value above certain specified levels, we would participate in a portion of the subsequent refinancing or sale proceeds. The two hotels sold were located in Vicksburg, Mississippi and in Freeport, Illinois. Both of these hotels are AmeriHost Inn hotels, and as the result of these sales, we therefore received total incentive payments under our existing agreements with Cendant Corporation, including affiliates, in an amount greater than the severance payments made to Mr. Holtz under the separation agreements, and we will collect royalty payments from Cendant Corporation for as long as these hotels remain AmeriHost Inn hotels, subject to the outside date for the Cendant agreements. Mr. Holtz's affiliated purchasers have entered into separate franchise agreements for each of the hotels with Cendant Corporation and are obligated to make additional payments to us from a portion of sale or refinancing proceeds within five years following closing if certain cash levels are achieved.

     In June, 2003, we reimbursed members of the "Committee to Enhance Shareholder Value," for out-of-pocket expenses paid by the committee to third parties in connection with the successful election of Messrs. Fell and Belmonte to our board of directors at our 2002 annual meeting. The total amount reimbursed was approximately $64,000. Messrs. Fell and Belmonte, as members of the committee prior to its dissolution, each received their pro-rata share of this reimbursement.

                             PRINCIPAL STOCKHOLDERS

Beneficial Ownership Table

     The following table sets forth certain information regarding beneficial ownership of our common stock as of September 2, 2003, by:

     o each person who is known by us to own beneficially more than 5% of our common stock;

     o    each of our directors;

     o each of the executive officers for whom we have provided compensation information under the heading "PROPOSAL ONE -- ELECTION OF DIRECTORS -- Executive Compensation" above; and

     o    all directors and executive officers as a group.

     A person is deemed to be the beneficial owner of securities that they can acquire within 60 days from September 2, 2003 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person, but not those held by any other person, and which are exercisable within 60 days from September 2, 2003 have been exercised. Unless otherwise indicated, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Common stock beneficially owned is based on 4,997,788 shares of common stock outstanding on September 2, 2003.

                                                                  Shares Beneficially Owned
Name                                                               As of September 2, 2003     Percent
----                                                              -------------------------    -------
   Wellington Management Company ...............................          565,000 (1)           11.31%
   Kenneth M. Fell .............................................          498,200 (2)            9.97%
   Lawndale Capital Management LLC .............................          488,700 (3)            9.78%
   Andrew E. Shapiro ...........................................          488,700 (3)            9.78%
   Michael P. Holtz ............................................          470,000 (4)            8.60%
   H. Andrew Torchia ...........................................          426,032 (5)            8.28%
   Dimensional Fund Advisors, Inc. .............................          395,500 (6)            7.91%
   Richard A. D'Onofrio ........................................          338,519 (7)            6.58%
   Salomon J. Dayan ............................................          304,812 (8)            6.01%
   Raymond and Liliane R. Dayan ................................          269,314 (9)            5.32%
   James B. Dale ...............................................           88,775 (10)           1.75%
   Richard Gerhart .............................................           66,500 (11)           1.31%
   Jerry H. Herman .............................................           40,000 (12)              *
   Stephen Miller ..............................................           25,000 (13)              *
   Thomas J. Romano ............................................           20,500 (14)              *
   Steven J. Belmonte ..........................................           15,968 (15)              *
   Gerald T. LaFlamme ..........................................            2,480 (16)              *
   All Directors and Executive Officers as a Group (10 Persons)         1,549,935               23.67%

------------

*    Less than 1%.

(1) Based upon information provided in its Schedule 13G dated December 31, 2002, Wellington Management Company, in its capacity as investment advisor, may be deemed the beneficial owner of 565,000 shares of our common stock which are owned by numerous investment counseling clients. Of the shares shown above, Wellington Management has shared voting power for 565,000 shares and shared investment power for 565,000 shares. The address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

(2) Includes 207,170 shares held by KF, Inc. Profit Sharing Plan; 199,430 shares held by Kenneth M. Fell Trust; 88,100 shares held by Mr. Fell's IRA; 2,500 shares held by Mr. Fell's wife, Margaret A. Fell, IRA; and options to purchase 1,000 shares of our common stock. Mr. Fell disclaims beneficial ownership of the 2,500 shares held in his wife's IRA. Mr. Fell's address is 30 South Wacker Drive, Suite 1003, Chicago, Illinois 60606.

(3) Includes 426,200 shares beneficially held by Diamond A. Partners, L.P. and 62,500 shares held by Diamond A. Investors, L.P. Mr. Shapiro is managing member of Lawndale Capital Management, LLC, the general partner and investment advisor to these partnerships. Lawndale Capital Management has only a pro-rata pecuniary interest in the securities with respect to which indirect beneficial ownership is reported and disclaims beneficial ownership in these securities, except to the extent of its pecuniary interest. Mr. Shapiro disclaims beneficial ownership of these shares. Both Lawndale Capital Management and Mr. Shapiro disclaim membership in any group in connection with the ownership of these securities. The address for each of Mr. Shapiro, Lawndale Capital Management LLC, Diamond A. Partners, L.P. and Diamond A. Investors, L.P. address is 591 Redwood Highway, Suite 2345, Mill Valley, California 94941.

(4) Based on information filed on Form 4 dated December 11, 2002 and information we have received on sales of shares by Mr. Holtz since that date. Consists of 470,000 shares issuable upon the exercise of options. Mr. Holtz's address is 490 East Route 22, North Barrington, Illinois 60010.

(5) Based upon information provided in a 13D/A joint filing dated January 13, 2003. Consists of 80,443 shares owned directly by Mr. Torchia and 150,000 shares issuable upon the exercise of options held by Mr. Torchia. In addition, includes 195,589 of the 383,508 shares owned by Urban 2000 Corp. Mr. Torchia is the 51% stockholder of Urban 2000 Corp. and disclaims beneficial ownership of all but these 195,589 shares. The address of Urban 2000 Corp. is 10300 West Higgins Road, Suite 105, Rosemont, Illinois 60018.

(6) Based upon information provided in its Schedule 13G dated December 31, 2002, Dimensional Fund Advisors, Inc., in its capacity as investment advisor, may be deemed beneficial owner of 395,500 shares of our common stock which are owned by numerous investment counseling clients. DFA has sole voting and investment power for all 395,500 shares. The address of DFA is 1299 Ocean Avenue, Santa Monica, California 90401.

(7) Based upon information provided in a 13D/A joint filing dated January 13, 2003. Consists of 600 shares owned directly by Mr. D'Onofrio and 150,000 options owned by Mr. D'Onofrio which currently are exercisable. In addition, includes 187,919 of the 383,508 shares owned by Urban 2000 Corp. Mr. D'Onofrio is the 49% stockholder of Urban 2000 Corp. and disclaims beneficial ownership of all but these 187,919 shares. The address of Urban 2000 Corp. is 10300 West Higgins Road, Suite 105, Rosemont, Illinois 60018.

(8) Consists of 228,812 shares held by the Salomon J. Dayan UTD 11/08/78, and 4,000 shares held by Dr. Dayan. Also includes 72,000 shares issuable upon the exercise of options. Dr. Dayan is the brother of Raymond Dayan, whose beneficial ownership of our shares is also reflected in the above table. Dr. Dayan's address is 2627 West Cermak Road, Chicago, Illinois 60608.

(9) Consists of 206,814 shares owned by trusts for which Liliane Dayan acts as trustee, and 62,500 shares issuable upon the exercise of options held by these trusts. Mrs. Dayan has sole voting and investment power for all 269,314 shares. Mr. Dayan is the brother of Dr. Salomon Dayan, who is one of our directors and whose beneficial ownership of our shares is also reflected in the above table. The address of Mr. and Mrs. Dayan is c/o Michael Best & Friedrich LLP, 401 N. Michigan Ave., Suite 1900, Chicago, Illinois 60611.

(10) Consists of 1,275 shares held directly, and 87,500 shares issuable upon the exercise of options. Does not include 750 shares of restricted stock to be issued to Mr. Dale in September 2003 as part of his bonus for 2002.

(11) Consists of 2,500 restricted shares held directly, and 64,000 shares issuable upon the exercise of options. Mr. Gerhart became an executive officer of ours in August 2003, and is therefore not included in the compensation table appearing elsewhere in this proxy statement. Does not include 971 shares of restricted stock to be issued to Mr. Gerhart in September 2003 as part of his bonus for 2002.

(12) Consists of 40,000 shares of restricted stock.

(13) Consists of 25,000 restricted shares issuable upon the exercise of an option. Mr. Miller became an executive officer of ours in August 2003, and is therefore not included in the compensation table appearing elsewhere in this proxy statement.

(14) Consists of 10,000 shares held directly and 5,000 shares held by Ashley E. Romano UGTMA, for which Mr. Romano acts as custodian. Also includes 5,500 shares issuable upon the exercise of options.

(15) Consists of 14,968 shares held directly, and 1,000 shares issuable upon the exercise of options.

(16) Consists of 1,480 shares held by the 1988 LaFlamme Family Trust dated January 14, 1988, and 1,000 shares issuable upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     We believe, based solely on our review of the copies of the above reports furnished to us and written representations to us that no other reports were required, that all the above Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2002.

                              STOCKHOLDER PROPOSALS

     From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2004 stockholders' meeting must be received by us not later than June 1, 2004. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

                                  OTHER MATTERS

     Our management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote the proxy according to their best judgment.

                        "HOUSEHOLDING" OF PROXY MATERIALS

     In accordance with the notices we sent to stockholders of record, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they notified us that they want to continue receiving multiple copies. We understand that the brokerage community has mailed similar notices to beneficial holders of our shares. This practice, known as "householding," is permitted by the Securities and Exchange Commission and is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

     Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request "householding" of their communications should contact their broker if they are a beneficial holder or, if they are a stockholder of record, should contact us at 847-228-5401, ext. 330, or inform us in writing at 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005. Stockholders who are "householding" their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future may also notify us or their broker. We will promptly deliver, upon written or oral request, a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered.

                                     By the order of the Board of Directors


                                     /s/ JAMES B. DALE

                                     JAMES B. DALE
                                     Secretary

Arlington Heights, Illinois
September 26, 2003

                                   APPENDIX A

                           ARLINGTON HOSPITALITY, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is appointed by the Board of Directors for the primary purposes of:

     o Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

     o Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management and independent accountants.

COMPOSITION AND QUALIFICATIONS

     The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), all of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. and the Sarbanes-Oxley Act of 2002. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall be a "financial expert" as determined in compliance with the Sarbanes-Oxley Act of 2002.

RESPONSIBILITIES

     The Audit Committee will:

     (1) Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

          o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          o Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

          o Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

          o Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management's response to such letter.

          o Review with the independent accountants and the Chief Financial Officer the adequacy of the Company's internal controls, and any significant findings and recommendations.

     (2) Review (by full Committee or Chair) with management and the independent accountants the Company's quarterly financial statements in advance of SEC filings, including the CEO and CFO certifications and their support.

     (3) Oversee the external audit coverage. The Company's independent accountants are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

          o Recommend to the Board the appointment of the independent accountants.

          o Approve the engagement letter and the audit fees to be paid to the independent accountants.

          o    Pre-approve all non-audit services and fees.

          o Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence.

          o Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

          o Review and evaluate the performance of the independent accountants, as the basis for a recommendation to the Board of Directors with respect to reappointment or replacement.

          o Review the auditor's report on (i) critical accounting policies and practices, (ii) all alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and management such as any management letter and schedule of adjusted differences.

          o Resolve any differences on financial reporting between management and the auditor.

     (4) Review with the independent accountants and the chief financial officer the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

     (5) Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

     (6) Meet at least annually in separate executive session with each of the chief financial officer and the independent accountants.

     (7) Review periodically with the Company's General Counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

     (8) Report regularly to the Board of Directors with respect to Audit Committee activities.

     (9) Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

     (10) Establish procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (11) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

     The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.

                                   APPENDIX B

                         COMPENSATION COMMITTEE CHARTER
                         OF ARLINGTON HOSPITALITY, INC.

     The Compensation Committee's responsibilities and powers as delegated by the board of directors are set forth in this Charter. The Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the company and its stockholders.

STATUS

     o The Compensation Committee (the "Committee") is a committee of the board of directors.

PURPOSE

     o As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the compensation of the corporation's CEO and other executive officers, the administration of (except for non-employee director plans administered by the Corporate Governance/Nominating Committee) incentive compensation plans and equity-based plans (collectively, the "Plans") and the production of an annual report on executive compensation for inclusion in the company's proxy statement in accordance with applicable rules and regulations.

MEMBERSHIP

     o The Committee shall consist of at least three members of the board of directors, as determined from time to time by the board. Each member shall be: (i) a "non-employee director" as that term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (ii) an "outside director" as that term is defined for purposes of Section 162(m) of the Internal Revenue Code, as amended;
          (iii) "independent" as that term is defined by the listing standards of the Nasdaq Stock Market, as amended from time to time; and (iv) "independent" as that term may be defined in the company's by-laws, as amended from time to time.

     o The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

     o A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

MEETINGS AND COMMITTEE ACTION

     o The Committee shall meet at least as often as may be required by the corporation's by-laws, as amended from time to time, and at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The actions by the majority may be expressed either by a vote at a meeting or in writing without a meeting. The Committee shall report its minutes from each meeting to the board of directors.

     o The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee or be eligible for benefits under one or more of the Plans. A certificate of the secretary of the Committee setting forth the names of the members of the Committee or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.

DUTIES AND RESPONSIBILITIES

     The Committee shall have the following duties and responsibilities:

     o To assist the board in developing and evaluating potential candidates for executive positions, including the CEO, to oversee the development of executive succession plans and to review and approve corporate goals and objectives relevant to the compensation for the CEO and other executive officers.

     o To evaluate the performance of the CEO and other executive officers in light of the company's goals and objectives, set the compensation level of the CEO and other executive officers based on this evaluation, provided, however, that CEO compensation shall be subject to ratification by the independent members of board of directors; and advise the board of directors on the setting of compensation for members of the company's management whose compensation is not otherwise set by the Committee.

     o To review and make recommendations concerning the functions of senior officers.

     o To review annually with both the chairman and chief executive officer the job performance of elected corporate officers and other senior executives.

     o To administer the Plans established or maintained by the company from time to time, make recommendations to the board of directors with respect to the amendment, termination or replacement of these Plans and review the financial performance and the operations of the Plans.

     o    To prepare an annual performance self-evaluation of the Committee.

POWERS AND AUTHORITY

     Subject to such specific constraints as may be imposed by the board of directors, the board of directors delegates to the Committee all powers and authority that are necessary or appropriate to fulfill its duties and obligations hereunder, including without limitation:

     o To administer the Plans, including establishing rules it finds necessary or appropriate for implementing or conducting the Plans.

     o To grant or to approve or disapprove participation of individual employees in Plans established and maintained by the company.

     o To determine the treatment for financial statement purposes of all awards issued under the Plan and to make any valuation determination regarding awards issued under the Plans.

     o To make all other decisions and determinations required of the Committee by the terms of the Plans or as the Committee considers appropriate for the operation of the Plans and the distribution of benefits thereunder.

     o To retain and terminate any professionals (such as search firms, attorneys and compensation professionals) to assist in the evaluation, design and documentation of CEO or senior executive compensation, including sole authority to approve the professional's fees and other retention terms.

     o To establish subcommittees for the purpose of evaluating special or unique matters.

REPORTING

     The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the company's proxy statement.

APPROVED: BOARD OF DIRECTORS

DATE: September 10, 2003

                                   APPENDIX C

                         CORPORATE GOVERNANCE/NOMINATING
                                COMMITTEE CHARTER
                         OF ARLINGTON HOSPITALITY, INC.

     The Corporate Governance Committee's responsibilities and powers as delegated by the board of directors are set forth in this charter. The Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the company and its stockholders.

1.   STATUS

     o The Corporate Governance/Nominating Committee (the "Committee") is a committee of the board of directors.

2.   PURPOSE

     o As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members, committee composition and structure, board assessment and related party and conflicts oversight.

3.   MEMBERSHIP

     o The Committee shall consist of at least three members of the board of directors as determined from time to time by the board. Each member shall be "independent" in accordance with the listing standards of the Nasdaq Stock Market, as amended from time to time, and as "defined in the company's by-laws, as amended from time to time.

     o The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

     o A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

4.   MEETINGS AND COMMITTEE ACTION

     o The Committee shall meet at least as often as may be required by the company's by-laws, as amended from time to time, and at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the committee. The Committee shall report its minutes from each meeting to the board of directors.

     o The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.

5.   DUTIES AND RESPONSIBILITIES

     The Committee's duties and responsibilities include:

     o Considering matters of corporate governance, recommending governance matters for the board and reviewing periodically this charter and our corporate governance principles.

     o Reviewing and making recommendations to the board of directors regarding amendments to the company's governing documents.

     o    Making recommendations on the structure of board meetings.

     o Monitoring and making recommendations regarding committee functions, contributions and composition.

     o Developing the criteria and qualifications for membership on the board.

     o Developing programs for the continuing education of all directors and for the orientation of new directors.

     o Reviewing and making recommendations to the board of directors regarding director compensation.

     o Establishing and periodically reviewing director retirement policies and making recommendations to the board of directors, regarding these policies.

     o Reviewing and making recommendations to the board of directors regarding the appropriate level of director and officer liability insurance and evaluating the appropriateness of providing indemnity to the company's officers, directors or agents on a case-by-case basis, including the appropriateness of advancing fees and expenses.

     o Reviewing and making recommendations to the board of directors regarding all related-party transactions required to be disclosed in the company's public filings in accordance with SEC rules and regulations and any additional transactions, whether or not required to be disclosed between: (1) officers and the company or its subsidiaries, (2) the company and its subsidiaries, (3) directors, (4) one or more officers and one or more directors, and (5) officers.

     o Reviewing periodically, the company's code of conduct or code of ethics, as applicable, and evaluating and making recommendations to the board of directors regarding requests, if any, for waivers from these codes.

     o Considering all questions regarding a conflict of interest involving any board members, the company, its subsidiaries or their respective officers.

     o    Reviewing the outside activities of senior executives.

     o Reviewing all transactions or proposed transactions that trigger the company's shareholders' rights plan, if any, and making recommendations to the board of directors regarding the transaction or the rights plan.

     o Reviewing all proposals involving (1) a change in control, or (2) the purchase or sale of assets constituting more than 10% of the company's total assets and then making recommendations to the board of directors with respect to these proposals.

     o Creating a format to review each of the directors; conducting the reviews annually in accordance with the format; and distributing the reviews results to all board members for their review and consideration.

     o    Evaluating, on an annual basis, the Committee's performance.

     o Making recommendations to the board on methods for enhancing services to, and improving communications and relations with the, company's stockholders.

6.   POWERS AND AUTHORITY

     Subject to such specific constraints as may be imposed by the board of directors, the board of directors delegates to the Committee all powers and authority that are necessary or appropriate to fulfill its duties and responsibilities hereunder, including but not limited to:

     o Recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.

     o Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

     o    Administering any director compensation plans;

     o Retaining and terminating any professionals (such as search firms, attorneys and compensation professionals) to assist in evaluating, designing and documenting of director compensation, including sole authority to approve the professional's fees and other retention terms.

     o Establishing subcommittees for the purpose of evaluating special or unique matters.

7.   REPORTING

     o The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the company's proxy statement.

APPROVED: BOARD OF DIRECTORS

DATE: September 10, 2003

                                   APPENDIX D

                2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

     Section 1. Purposes. The Arlington Hospitality, Inc. 2003 Non-Employee Director Restricted Stock Plan (the "Plan") is intended to assist Arlington Hospitality, Inc. (the "Company") in attracting and retaining highly-qualified Non-Employee Directors and, by increasing the stock ownership of the Non-Employee Directors, to further align the interests of the Non-Employee Directors and the Company's shareholders.

     Section 2. Definitions. Whenever the following terms are used in this Plan they shall have the meaning specified below, unless the context otherwise requires.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means:

          (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1984, as amended, or any successor thereto) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either (A) the then outstanding Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company and approval by the Board, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (b)(A) and
     (B) below; or

          (b) consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding Shares and the total voting power of (1) the corporation resulting from such Business Combination (the "Surviving Corporation") or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Stock and (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); or

          (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Grantee if the acquisition of the 50% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the participant.

     "Committee" means the Corporate Governance/Nominating Committee of the Board.

     "Date of Grant" means the date upon which the Board grants a Share Award.

     "Director" means a member of the Board.

     "Grantee" means a Non-Employee Director to whom a Share Award is granted.

     "Majority" means in excess of fifty percent (50%).

     "New Director" means a Non-Employee Director who was not a Director on the date of adoption of the Plan by the holders of a Majority of the Company's outstanding common stock and who has not previously received a Share Award pursuant to the Plan.

     "Non-Employee Director" means each Director of the Company who is not an employee of the Company or any of its subsidiaries.

     "Non-Executive Non-Employee Director" means a Non-Employee Director other than the Chairman or Vice Chairman of the Board.

     "Outstanding Stock" shall include, in addition to Shares actually outstanding on the date of calculation, Shares issuable upon the conversion of securities issued by the Company and outstanding on such date, including preferred stock or convertible debt securities (and to the extent that such conversion rights are keyed to a floating stock price or other moving formula shall be computed as of the last business day immediately prior to the calculation), but shall not include options issued by the Company under the Plan, any predecessor plan, or any stock option or similar plan governing the issuance of options to employees.

     "Plan Year" shall mean the period for which a Share Award is made under the Plan. The initial Plan Year shall be the 2003 calendar year. The Committee shall have the authority to change the Plan Year, provided that a Plan Year shall be a twelve-month period except to the extent necessary to effect such change, and, provided further, that the Share Awards for any Plan Year that is less than twelve (12) months shall be adjusted to account for the fact that such Plan Year is less than twelve (12) months.

     "Share" or "Shares" means shares of the Company's common stock, $.005 par value.

     "Share Award" means a grant under the Plan of a specified number of Shares in accordance with the terms of the Plan.

     Section 3. Administration.

     (a) The Plan shall be administered by the Committee.

     (b) The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (A) interpret the Plan; (B) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any rules or regulations relating to the Plan; and (C) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     (c) All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

     (d) Any action to be taken by the Committee hereunder may be taken directly by the Board and shall be deemed as if it were the action of the Committee.

     Section 4. Eligibility to Receive a Share Award. Each Non-Employee Director shall be granted a Share Award as compensation for the Non-Employee Director's serving as a member of the Board. Only Non-Employee Directors shall be eligible for the grant of a Share Award under the Plan.

     Section 5. Shares Subject to Plan. A maximum of Two Hundred Thousand (200,000) Shares may be issued under the Plan. Shares subject to the Plan may be, at the discretion of the Committee, either authorized and unissued Shares or Shares acquired by and belonging to the Company as treasury shares.

     Section 6. Share Awards.

     (a) Approval of Share Awards/Issuance of Shares. The Share Award for each Non-Employee Director shall be established by a resolution adopted at a meeting of the Board. Approval of such resolution shall require the affirmative vote of a Majority of the Board. Each Non-Employee Director may cause the Share Award to be issued directly to himself or herself or to his or her respective designees (e.g., a family trust or otherwise), provided that any designee recipient shall be required to enter into a restricted stock grant agreement substantially in the form approved by the Committee, as required by the Company as a condition precedent to issuance of Shares to such Grantee.

     (b) Vesting/Proration. The Shares issued to a Non-Employee Director under a Share Award for a particular Plan Year shall vest at the rate of one-quarter of such Shares on the last day of each quarter during the Plan Year. With respect to each Plan Year applicable to the Plan, if Share Awards to the Non-Employee Directors are made after the first quarter of the Plan Year, for vesting purposes only the Share Awards shall be retroactive to the first day of the Plan Year (prorated to the extent the Non-Employee Director has not served as a Director since the first day of the Plan Year), with vesting to occur quarterly in arrears as if the entire Share Award had been made on the first day of the Plan Year. A New Director joining the Board shall be entitled to a Share Award prorated as if he or she joined the Board, effective as of the first day of the quarter in which the Director joined the Board, with vesting for such Share Award to commence as of the last day of the quarter in which he or she joined the Board. Should a Director die, vesting of the Shares allocated to such Director shall continue through the last day of the last quarter on which such Director served on the Board. Should a Director cease to serve as a Director for any reason other than death, then the Director shall be fully vested as to all Shares that were allocable to the Director as of the end of the last quarter in which the Director served as a Director (for any portion of such quarter) and all other shares allocated or granted to the Director pursuant to this Plan shall lapse unless the Committee otherwise elects different treatment with respect to such lapsing Shares.

     (c) Number of Shares. The aggregate number of Shares awarded under the Plan in any Plan Year shall not exceed two percent (2%) of the Company's Outstanding Stock at the beginning of the Plan Year. Recognizing that the Chairman and Vice Chairman of the Board shall have heightened duties in presiding over certain proceedings of the Company, including but not limited to Board and committee meetings, they shall be allocated Shares pursuant to this Plan with respect to each Plan Year (prorated to the extent of fractional years' service) equal to one hundred fifty percent (150%) in the case of the Chairman, and one hundred twenty-five percent (125%) in the case of the Vice Chairman, of the "Base Allocation" to Non-Executive Non-Employee Directors pursuant to this Plan with respect to the Plan Year in question. The Share Awards of the Non-Executive Non-Employee Directors shall be equal pursuant to the Plan (prorated for fractional years of service) with respect to each Plan Year (i.e., their "Base Allocation"), except that the Board in its sole discretion may, subject to the limit on the number of Shares that may be awarded in any Plan Year described above in this Section 6(c), award additional compensation to any Director for taking on added duties as directed by the Board.

     Section 7. Restrictions on Transferability.

     (a) Subject to Section 7(b), Shares issued to Non-Employee Directors under the Plan shall be non-transferable for a period of one (1) year from the date such Shares vested, except in the case of a Change of Control, in which case transfer shall be permitted as of the effective date of such Change of Control. Following such one (1) year period, Shares shall be non-transferable until the earliest of (i) a Change of Control; (ii) the first day of the fifth (5th) calendar year following the Date of Grant; (iii) the date the Non-Employee Director ceases to be a Director of the Company; (iv) the death or disability of a Director.

     (b) The Committee may, in its sole and absolute discretion, permit the transfer of Shares prior to the expiration of the periods set forth in Section 7(a).

     Section 8. Anti-dilution Adjustments. Notwithstanding any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan or to the number and class of Shares issuable thereunder as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Shares by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and similar transactions. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

     Section 9. Compliance with Laws and Regulations.

     (a) Laws and Regulations. The Plan and all Shares granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of this Plan, a Grantee shall not be entitled to receive or transfer Shares nor shall the Company be obligated to issue any Shares under the Plan to the Grantee if such issuance shall constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     (b) Securities Laws and Listing Restrictions. The Company, in its discretion, may postpone the issuance and delivery of Shares until completion of any stock exchange listing or registration or other qualification of such Shares under any state or federal law, rule, or regulation as the Company may consider appropriate and may require any Grantee to make such representations and furnish such information as it considers appropriate in connection with the issuance of the Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification of the Shares. As a condition precedent to any issuance of Shares pursuant to the Plan, the Committee may require a Grantee to take any such action and to make any such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or advisable to ensure compliance with such laws or regulations. The Company shall in no event be obligated to register the Shares issuable under the Plan pursuant to the Securities Act of 1933, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Grantees are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the Shares issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933 (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions.

     (c) Legends. Shares issued and delivered to the Grantee shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations. The legend to appear on each Grantee's stock certificate for 2003 grants shall read as follows:

     CERTAIN OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RISK OF FORFEITURE FOR THE ONE-YEAR PERIOD ENDING ON ________________________, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE COMPANY'S 2003 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN. THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE STATE SECURITIES LAWS OR ANY STATE IN THE UNITED STATES AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. THE SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     (d) Representations of Grantee. Each Grantee shall, at the time the Share Award is granted, as a condition to such award or issuance, enter into a stock grant agreement in a form approved by the Committee.

     Section 10. Reservation of Shares. The Company, during the term of this Plan, will at all times, consistent with Section 5, reserve and keep available such number of Shares as, in the judgment of the Committee, shall be sufficient to satisfy the requirements of the Plan.

     Section 11. Disclaimer of Liability. Inability of the Company to obtain from any regulatory body the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Shares thereunder shall relieve the Company of any liability relating to the failure to issue such Shares.

     Section 12. Taxes. In connection with the grant of a Share Award and other compensation under this Plan, the Grantee will be required to pay any applicable federal, state, or local taxes. The Company will issue a Form 1099 to the Grantee at the end of each calendar year for the value of the Shares (or the value of Shares on the date they vest if the Grantee does not file a Section 83(b) election) and other compensation received. Each Grantee shall be responsible for obtaining independent tax advice with respect to the tax consequences of each Share award.

     Section 13. Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in his or her capacity as a Board or Committee member) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation, By-Laws or any indemnification agreement with the Company; as a matter of law; or otherwise; or any power that the Company may have to indemnify him or hold him harmless.

     Section 14. Effective Date/Term. This Plan shall become effective on the date of adoption by the Company's Stockholders. The Plan shall continue until terminated pursuant to Section 15.

     Section 15. Amendment and Termination of Plan. The Board may, from time to time, amend the Plan or any provision thereof in such respects as the Board may deem advisable, provided that no amendment to the Plan may be made without stockholder approval if such amendment would: (i) increase the number of Shares available for issuance under the Plan, other than as a result of the application of the anti-dilution adjustments as provided for in Section 8; (ii) cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule; or (iii) materially modify the eligibility requirements for participation in the Plan. Any amendment or termination of the Plan shall not adversely affect any Share Award previously granted. The Board may, at any time, terminate the Plan.

     Section 16. Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) The adoption of a resolution of the Board terminating the Plan; or

     (b) The tenth anniversary of the adoption of the Plan by the Company's Stockholders.

     Section 17. Benefits of the Plan. This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Grantee shall be binding upon the Grantee's heirs, legal representatives and successors.

     Section 18. Non-Exclusive Compensation. The Share Awards granted pursuant to this Plan shall be in addition to any other compensation, cash or otherwise, determined by the Directors to be paid to Non-Employee Directors.

     Section 19. Governing Law. The laws of the State of Delaware shall govern the Plan regardless of the citizenship or residence of any Grantee.

                                   APPENDIX E

                          2003 LONG-TERM INCENTIVE PLAN

     ARLINGTON HOSPITALITY, INC., a Delaware corporation (the "Company"), sets forth herein the terms of the Arlington Hospitality, Inc. 2003 Long-Term Incentive Plan (the "Plan") as follows:

1.   Purpose.

     The purpose of the Plan is to aid the Company and its subsidiaries in recruiting and retaining employees and to motivate such employees and other plan participants to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the granting of stock-based incentive awards. The Company expects that it will benefit from the stock ownership opportunities provided to such participants to encourage alignment of their interest in the Company's success with that of other stakeholders. The Plan shall allow eligible participants to acquire shares of the Company's Common Stock, $.005 par value ("Shares") either directly through the grant of shares which are restricted and subject to risk of forfeiture ("Restricted Shares") or through the grant of options to purchase Shares ("Options"). Options granted under the Plan may be nonqualified stock options or may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. The Plan shall also allow the granting of other stock-based awards ("Other Stock-Based Awards" -- together with awards of Restricted Shares or Options, hereinafter at times collectively referred to as "Awards" and individually referred to as an "Award"; the grantee of an Award is hereinafter referred to as a "Participant"). Eligibility for Awards may be based on such criteria as the Committee deems appropriate, which may be tied to performance standards and vesting standards requiring continued performance of services to the Company over time.

2.   Administration.

     2.1  Committee.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of three or more members of the Board who are "non-employee directors," as such term is described in Rule 16b-3 (if and as such Rule is in effect), and "outside directors" within the meaning of Section 162(m) of the Code.

     2.2  Action by Committee.

     The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Certificate of Incorporation and Bylaws of the Company and applicable law. The Committee shall have the full power and authority to take all actions and to make all determinations required or permitted under the Plan with respect to any Award granted hereunder. The Committee shall have the full power and authority to take all other actions and determination not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The Committee's powers shall include, but not be limited to, the power to interpret the Plan and to amend, waive, or extend any provision or limitation of any Option or the terms and conditions of any grant of Restricted Shares or Other Stock-Based Awards, and to approve the forms of agreement for use under the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or the terms and conditions of any grant of Restricted Shares or Other Stock-Based Awards shall be final and conclusive.

     2.3  No Liability.

     No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan.

     2.4  Applicability of Rule 16b-3.

     Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to persons who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.5  Tax Withholding.

     The Company may withhold or require payment from the Participant of any amount it may determine to be necessary to withhold for federal, state, local, non-U.S. income, payroll or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by: (i) delivery in Shares; (ii) having the Company withhold Shares with a Fair Market Value or cash equal to the amount of such taxes that would have otherwise been payable by the Participant; or (iii) paying cash.

     2.6  Nontransferability of Awards/Beneficiaries.

     No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code or any successor thereto, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the agreement evidencing the Award.

     A Participant may designate a beneficiary to succeed to the Participant's Awards under the Plan in the event of the Participant's death by filing a beneficiary form with the Company and, upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and the terms of this Plan and the applicable agreement. In the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's executor or administrator of the Participant's estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

3.   Common Stock Covered by the Plan.

     The number of Shares with respect to which Options, Restricted Shares and other Stock-Based Awards may be granted under the Plan shall not exceed five hundred fifty thousand (550,000), subject to adjustment as provided in Section
12. The number of Shares with respect to which Awards may be granted to a participant during any calendar year shall not exceed one hundred thousand (100,000), subject to adjustment as provided in Section 12. The Shares to be issued as Restricted Shares or upon exercise of Options may be authorized, but unissued or reacquired Shares. If any Option expires, terminates or is terminated for any reason prior to exercise in full, or any Restricted Shares are forfeited, or any Other Stock-Based Award is terminated or forfeited, the Shares that were subject to the unexercised portion of such Option or the Restricted Shares or Other Stock-Based Awards that are forfeited or terminated (collectively, "Lapsed Shares"), as the case may be, shall be available immediately for future grants of Awards under the Plan, but will be counted against that calendar year's limit for a given participant. To the extent an Award under this Plan of a Lapsed Share reduces the 550,000 Shares available under the Plan, when it becomes a Lapsed Share, this then replenishes by a like amount the number of Shares available for issuance under the Plan as if the Lapsed Share had not been previously granted. To the extent any Award is exercised in whole or part through a cashless exercise pursuant to Section 6.8(c) hereof, that portion of the Award used to fund the cashless exercise shall not be available for future issuance pursuant to this Plan.

4.   Eligibility.

     Awards may be granted under the Plan to an employee of the Company or any subsidiary who is selected by the Committee to participate in the Plan. An Award may also be granted to any director, consultant, agent, individual, company, advisor or independent contractor who renders bona fide services to the Company or a subsidiary that (i) is not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities. Except where the context otherwise requires, references in this Plan to "employment" and related terms shall apply to services in any such capacity. Individuals who have been granted Options are referred to as "Optionees." An individual may hold more than one Option, subject to such restrictions as are provided herein, and may also hold more than one grant of

Restricted Shares of Other Stock-Based Awards. All references to an "employee" of the Company shall include employees of any direct or indirect subsidiary of the Company, 50% or more of which is beneficially owned by the Company.

     The Committee may also grant Awards in substitution for options or other equity interests held by individuals who become employees of the Company or of a subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets or to persons who were employees of directors of the previous employer and received an option in that capacity even if they do not become employees of the Company. In addition, the Committee may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Awards to the interests for which they are substitutes, the Committee may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

5.   Effective Date and Term.

     5.1  Effective Date.

     The Plan will become effective as of on the date of adoption by the Company's stockholders (the "Effective Date").

     5.2  Term.

     The Plan shall terminate on the tenth anniversary of the Effective Date, unless previously terminated under Section 11. All Awards granted prior to termination of the Plan shall continue in full force and effect following the termination of the Plan, subject to the terms and conditions upon which they were granted.

6.   Terms and Conditions of Stock Options.

     6.1  Grant of Options.

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant to such eligible Participants as the Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs. The Committee may grant ISOs only to employees of the Company and any subsidiaries.

     6.2  Stock Options under Code Section 422.

     The date as of which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. Neither the Optionee nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the Shares subject to an Option except to the extent that the certificates for such Shares have been issued upon the exercise of the Option.

     6.3  Limitation on Incentive Stock Options.

     An Option granted to an employee shall constitute an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and any subsidiaries, within the meaning of Code Section 422(d)), does not exceed one hundred thousand dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which such Options were granted.

     6.4  Option Agreements.

     All Options granted to Optionees pursuant to the Plan shall be evidenced by written agreements in such form or forms as the Committee shall from time to time determine. Option agreements may be amended by the Committee from time to time and need not contain uniform provisions.

     6.5  Option Price.

     The purchase price of each Share subject to an Option issued under this
Section 6 shall be fixed by the Committee. No Option, once granted hereunder, may be repriced. In the case of an Option not intended to constitute an ISO, the option price shall be not less than the par value of the Shares covered by the Option. In the case of an Option that is intended to be an ISO, the option price of each Share purchasable pursuant to the Option shall be not less than the greater of the par value of the Shares or 100% of the Fair Market Value (as defined below) of a Share covered by the Option on the date the Option is granted; provided, however, that in the event the employee would otherwise be ineligible to receive an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to owners of more than 10% of the Company's common stock), the option price of each Share purchasable pursuant to an Option that is intended to be an ISO shall be not less than the greater of par value or one hundred and ten percent (110%) of the Fair Market Value of a Share covered by the Option at the time such Option is granted.

     "Fair Market Value" for purposes of this Plan in valuing the Company common stock shall mean the last closing price of the Company's common stock as quoted on Nasdaq immediately prior to the date of valuation in question, provided at that time the Company's common stock is quoted on Nasdaq. If the Company's common stock is not quoted on Nasdaq, then "Fair Market Value" shall mean, in the event that the Company's common stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the closing price of the stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market on the date the Option is granted), or, if no sale of stock has been made on such day, on the last preceding day on which any such sale shall have been made. In the event that the Shares are not listed, quoted or publicly traded or, if their price cannot be determined despite their being listed, quoted or publicly traded, "Fair Market Value" shall be determined by the Committee, in its sole discretion.

     6.6  Term.

     Each Option granted to an Optionee under the Plan shall terminate and all rights to purchase Shares thereunder shall cease upon the expiration of five (5) years from the date such Option is granted, or on such prior date or later date (but in no event later than ten (10) years from the date such Option is granted) as may be fixed by the Committee and stated in the option agreement relating to such Option; provided, however, that in the event the employee would otherwise be ineligible to receive an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to owners of more than 10% of the Company's common stock), an Option granted to such employee that is intended to be an ISO shall in no event be exercisable after the expiration of five (5) years from the date it is granted.

     6.7  Option Period and Limitations on Exercise.

     Each Option granted under the Plan to an Optionee shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the option agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that the Option granted to an Optionee may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the option agreement. Any such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

     6.8  Exercise.

          (a) Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the participant's guardian or legal representative, and in the case of the Optionee's death, the participant's estate) may exercise the Option.

          (b) An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office addressed to the attention of the Corporate Secretary, of written notice of exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the Shares for which the Option is being exercised, unless otherwise determined by the Committee, in its sole discretion.

          (c) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the option agreement, as follows:

               (i) in cash or by certified check payable to the order of the Company;

               (ii) in Shares having a Fair Market Value equal to the aggregate exercise price for the Shares being purchased pursuant to the Option and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares were purchased on the open market or have been held by the participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under generally accepted accounting principles);

               (iii) partly in cash and partly in such Shares;

               (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased pursuant to the Option; or

               (v) such other method as determined by the Committee, in its sole discretion.

          (d) Notwithstanding the foregoing, the Committee may, in its discretion, impose and set forth in the option agreement such limitations or prohibitions on the methods of exercise as the Committee deems appropriate. Promptly after the exercise of an Option and the payment in full of the option price of the Shares covered thereby, the individual exercising the Option shall be entitled to the issuance of a stock certificate or certificates evidencing such individual's ownership of such Shares. An individual holding or exercising an Option shall have none of the rights of a stockholder until the Shares covered thereby are fully paid and issued to such individual and, except as provided in Section 12, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (e) If the Optionee is not vested as to his or her entire Option at the time of termination of employment of the Optionee pursuant to the terms of the relevant option agreement, then the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the relevant option agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7.   Restricted Shares.

     7.1  Grant of Restricted Shares.

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant Restricted Shares to such eligible Participants as the Committee may determine subject to such conditions under which they may be forfeited and such other terms and conditions it deems appropriate.

     7.2  Transfer Restrictions.

     Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock shall be registered in the name of the Participant and held by the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such Shares to the Participant or the Participant's legal representative.

     7.3  Dividends.

     Dividends or dividend equivalents paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

     7.4  Rights of Unvested Restricted Shares.

     Until vesting conditions of a Restricted Stock grant agreement are met, the holder thereof shall have no rights of a shareholder thereof and shall not have the right to receive dividends thereon or to vote said Restricted Shares, unless otherwise provided in the Restricted Stock agreement.

     7.5  Legends.

     Restricted Shares issued under the Plan shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

     7.6  Representations of Grantee.

     Each recipient of an Award of Restricted Stock under the Plan shall, at the time of the Award, as a condition to such Award, enter into a Restricted Stock grant agreement in a form approved by the Committee.

8.   Other Stock-Based Awards.

     The Committee, in its sole discretion, may grant Other-Stock Based Awards, including grants of Shares and awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non- assessable). Unless the Other Stock-Based Award agreement specifically states that the Other Stock-Based Award is subject to the terms and conditions of this Plan, it will not be considered an Award granted pursuant to this Plan.

9.   Use of Proceeds.

     The proceeds received by the Company from the sale of Shares pursuant to Options shall constitute general funds of the Company.

10.  Requirements of Law.

     10.1 General.

     The Corporation shall not be required to sell or issue any Award (or any Shares or Option underlying the Award) if such sale or issuance would constitute a violation by the individual exercising the Award or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations or the Company's Certificate of Incorporation. If at any time the Company shall determine, in its discretion, that the listing, inclusion, registration or qualification of any Award (or any Shares or Option underlying the Award) upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such sale or issuance, the Award (or any Shares or Option underlying the Award) may not be issued or exercised in whole or in part, unless such listing, registration, inclusion, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of or the restriction period of such Award (or any Shares or Option underlying the Award). Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act") with respect to the issuance of Shares, upon exercise of any Award, unless a registration statement under the Securities Act is in effect with respect to such Shares, the Company shall not be required to sell or issue such Shares unless the Company has received evidence satisfactory to the Company that the Participant may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Award (or any Shares or Option underlying the Award) or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable unless and until the Shares covered by such Award are registered or are subject to an available exemption from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     10.2 SEC Rule 16b-3.

     The Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

11.  Amendment and Termination.

     The Board may, from time to time, amend the Plan or any provision thereof in such respects as the Board may deem advisable, provided that no amendment to the Plan may be made without stockholder approval if such amendment would: (i) increase the number of Shares available for issuance under the Plan, other than as a result of the application of the anti-dilution adjustments as provided for in Section 12; (ii) cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule; or (iii) materially modify the eligibility requirements for participation in the Plan. Any amendment or termination of the Plan shall not adversely affect any Award previously granted. The Board may, at any time, terminate the Plan.

12.  Anti-dilution Adjustments.

     12.1 Adjustments to Plan or Number or Class of Shares or Restricted Shares Issuable under the Plan.

     Notwithstanding any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan or to the number and class of Shares issuable thereunder upon the exercise of Options or as Restricted Shares or as Other Stock-Based Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Shares by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and similar transactions. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

     12.2 Adjustments to Terms of Awards Previously Granted.

     If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of Shares for which Awards are outstanding, so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Awards shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Award outstanding but shall include a corresponding proportionate adjustment in the option or exercise price per Share. Similar proportionate adjustments for events referenced in this Section 12.2 shall be made as necessary, in the sole discretion of the Committee, with respect to Other Stock-Based Awards.

13.  Change in Control.

     Notwithstanding anything contained in this Plan to the contrary, unless otherwise provided in the applicable Award agreement at the time of grant, in the event of a Change in Control, the following shall occur as of the date of termination of employment of any employee of the Company "without cause" (as that term is defined in the agreement governing the Award(s) to such employee) during the one year period following the effective date of such Change in Control with respect to any and all Awards outstanding as of the date of termination of employment: (i) any and all Options granted hereunder which would vest with the passage of time were the Participant to continue as an employee for the applicable period and the "Current Year's Percentage" (as hereinafter defined) of any Options which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated, shall vest in full and become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restrictions imposed on Restricted Shares shall lapse with respect to Restricted Shares which would vest with the passage of time were the Participant to continue as an employee for the applicable period and with respect to the "Current Year's Percentage" (as hereinafter defined) of any Options which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated; and
(iii) the maximum payout opportunities attainable under all Other Stock-Based Awards which would vest with the passage of time were the Participant to continue as an employee for the applicable period and the "Current Year's Percentage of any Restricted Shares which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated, shall be deemed to have been fully earned for the calendar year in which the Participant's employment has been terminated. Such Awards shall be paid in cash, or in the sole discretion of the Committee in Shares to Participants within thirty (30) days following the effective date of the termination of employment of the employee without cause during the one year period following a Change in Control, with any such Shares valued at the Fair Market Value as of the effective date of the termination of employment without cause. The "Current Year's Percentage" of a performance based Award for purposes of this Section 13 shall be that percentage of the performance based Award that would have been met for the calendar year in question based upon the product of
(i) the percentage of calendar quarters completed for the year in which the employee is terminated without cause, multiplied by (ii) the performance based Award that the employee would have earned had the entire four calendar quarters of the Company's performance and the employee's performance for such year equaled the average quarterly performance for all calendar quarters completed prior to termination of the employee's employment for the year in question. If termination of employment occurs before March 31 of a year, then no acceleration of vesting of a performance based Award would be available for that year in the event of a Change in Control. The provisions of subsections (i), (ii) and (iii) immediately above shall not apply if employment of an employee of the Company is not terminated "without cause" during the one-year period following a Change in Control.

     For purposes of this Section 13, "Change in Control" means:

          (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1984, as amended, or any successor thereto) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either (A) the then outstanding Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company and approval by the Board, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (b)(A) and
     (B) below; or

          (b) consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business

     Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding Shares and the total voting power of (1) the corporation resulting from such Business Combination (the "Surviving Corporation") or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be and (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); or

          (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 50% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the participant.

14.  Further Adjustment of Awards.

     Subject to the above provisions, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control transaction to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control that is the reason for such action. Notwithstanding anything to the contrary contained herein, no action to be taken pursuant to this Section 14 shall be taken to the extent that it has the effect of amending this Plan in a manner that would otherwise require shareholder approval pursuant to applicable Securities and Exchange Commission laws or regulations, but for the terms of this Section 14.

15.  Disclaimer of Rights.

     No provision in the Plan or any Option, Restricted Shares or Other Stock-Based Award agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company or any subsidiary, or to interfere in any way with the right and authority of the Company or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any subsidiary. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.  No Trust or Fund.

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies, other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.  Nonexclusivity.

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

18.  Indemnification.

     To the extent permitted by applicable law, the Committee and Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Committee or Board in connection with or resulting from any claim, action, suit or proceeding to which the Committee or Board may be a party or in which the Committee or Board may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Committee or Board (with the Company's written approval) in the settlement thereof, or paid by the Committee or Board in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Company; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Committee (or Board, as the case may be), the Committee or Board shall give the Company an opportunity in writing, at its own expense, to handle and defend the same before the Committee (or Board, as the case may be) undertakes to handle and defend it on the Committee's or Board's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such persons may be entitled as a matter of law, under the Company's Certificate of Incorporation, By-Laws, or any indemnification agreement with the Company, or otherwise, or any power the Company may have to indemnify the Committee or Board or hold the Committee or Board harmless.

     The Committee, the Board and each officer and participant shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Company or any employee. In no event shall any persons who are or were members of the Committee or Board, or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

19.  Severability.

     In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.  Governing Law.

     To the extent not preempted by federal law, the Plan and all option and restricted stock agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State.

                                   APPENDIX F

          SEVENTH CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
                 INCORPORATION OF ARLINGTON HOSPITALITY, INC.

     ARLINGTON HOSPITALITY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a regular meeting of the members of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that upon approval by the requisite vote of the holders of the Corporation's common stock, $.005 par value ("Common Stock") and the filing of the requisite certificate of amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Section I of Article IV of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                                "I. Common Stock

     The total number of shares of Common Stock which the Corporation has authority to issue is 25,000,000 shares, $0.005 par value per share.

     1.   Dividends.

     The holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     2.   Liquidation.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferred amounts, if any, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or part of the consideration so received and distribute any balance therefore in kind to holders of Common Stock. The merger or consolidation of the Corporation into with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

     3.   Voting Rights.

     Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one non-cumulative vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon the stockholders.

     4.   Reverse Split.

     Without regard to any other provision of this Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article
IV), all of which are hereby amended as and to the extent necessary to allow the matters and transactions contemplated and effected hereby), each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-hundredth (1/100th) of a fully-paid and non-assessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 100 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares to such holders, the Corporation shall pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective."

     SECOND: That at the annual meeting of stockholders, said amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     THIRD: That the certificate shall become effective at 5:00 p.m. central time on [EFFECTIVE DATE], in accordance with the applicable provisions of
Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Arlington Hospitality, Inc. has caused this certificate to be signed by its Secretary this ______th day of ________________________, 2003.


                                     By: _______________________________
                                         Name: James B. Dale
                                         Title: Secretary

                                   APPENDIX G

           EIGHTH CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
                  INCORPORATION OF ARLINGTON HOSPITALITY, INC.

     ARLINGTON HOSPITALITY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a regular meeting of the members of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that upon approval by the requisite vote of the holders of the Corporation's common stock, $.005 par value ("Common Stock") and the filing of the requisite certificate of amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Section I of Article IV of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                                "I. Common Stock

     The total number of shares of Common Stock which the Corporation has authority to issue is 25,000,000 shares, $0.005 par value per share.

     1.   Dividends.

     The holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     2.   Liquidation.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferred amounts, if any, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or part of the consideration so received and distribute any balance therefore in kind to holders of Common Stock. The merger or consolidation of the Corporation into with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

     3.   Voting Rights.

     Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one non-cumulative vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon the stockholders.

     4.   Forward Split.

     Without regard to any other provision of this Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article
IV), all of which are hereby amended as and to the extent necessary to allow the matters and transactions contemplated and effected hereby, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and hereby is automatically reclassified and changed (without any further act) into one hundred (100) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 100 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued."

     SECOND: That at the annual meeting of stockholders, said amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     THIRD: That the certificate shall become effective at 5:01 p.m. central time on [EFFECTIVE DATE], in accordance with the applicable provisions of
Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Arlington Hospitality, Inc. has caused this certificate to be signed by its Secretary this ______th day of ________________________, 2003.


                                     By: _______________________________
                                         Name: James B. Dale
                                         Title: Secretary

[ARLINGTON HOSPITALITY LOGO]
ARLINGTON HOSPITALITY, INC.                   VOTE BY MAIL
ATTN: INVESTOR RELATIONS                      Mark, sign, and date your proxy
2355 S. ARLINGTON HEIGHTS ROAD, SUITE 400     card and return it in the postage-
ARLINGTON HEIGHTS, IL 60005                   paid envelope we have provided or
                                              return it to Arlington
                                              Hospitality, Inc., c/o ADP, 51
                                              Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                        ARLHS1                     KEEP THIS PORTION FOR YOUR RECORD
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
ARLINGTON HOSPITALITY, INC.

   The board of directors recommends a vote
   FOR the following proposals.

   Vote On Directors
                                                       For  Withhold  For All   To withhold authority to vote, mark "For All Except"
   1. ELECTION OF DIRECTORS                            All     All    Except    and write the nominee's number on the line below.

      01) Steven J. Belmonte   05) Thomas J. Romano
      02) Salomon J. Dayan     06) Andrew E. Shapiro   [ ]     [ ]      [ ]     ____________________________________________________
      03) Kenneth M. Fell      07) Gerald T. LaFlamme
      04) Jerry H. Herman

   Vote On Proposals                                                                                         For   Against   Abstain

   2. Proposal to ratify appointment of KPMG LLP as independent auditors for the year ending                 [ ]     [ ]       [ ]
      December 31, 2003

   3. Proposal to approve the 2003 Non-Employee Director Stock Compensation Plan.                            [ ]     [ ]       [ ]

   4. Proposal to approve the 2003 Long-Term Incentive Plan.                                                 [ ]     [ ]       [ ]

   5. Proposal to approve a 1-for-100 reverse stock split, followed by a 100-for-1 forward                   [ ]     [ ]       [ ]
      stock split.

   Please sign exactly as name appears on your stock certificates. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated.

   -----------------------------------------------          -------------------------------------

   ===============================================          =====================================
   Signature (PLEASE SIGN WITHIN BOX)      Date             Signature (Joint Owners)      Date

====================================================================================================================================

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================

                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

Arlington Hospitality, Inc.
2355 S. Arlington Heights Road, Suite 400
Arlington Heights, Illinois 60005

The undersigned hereby appoints Jerry H. Herman and James B. Dale as proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated on the reverse side, all the common stock of Arlington Hospitality, Inc. the undersigned is entitled to vote at the close of business on September 22, 2003, at the annual meeting of stockholders to be held on October 29, 2003, and any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will vote for all of the proposals on the reverse side. If any other matters properly come before the meeting, the proxies will vote on these matters in their discretion.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE

================================================================================